Exhibit 10.1

EXECUTION VERSION

TERM LOAN AGREEMENT

dated as of

February 13, 2019

among

EYEPOINT PHARMACEUTICALS, INC.,

as Borrower,

the Subsidiary Guarantors from time to time party hereto,

the Lenders from time to time party hereto

and

CRG SERVICING LLC,

as Administrative Agent and Collateral Agent

U.S. $60,000,000

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

SCHEDULES AND EXHIBITS

Schedule 1	-	Commitments

Exhibit A	-	Form of Guarantee Assumption Agreement
Exhibit B	-	Form of Notice of Borrowing
Exhibit C-1	-	Form of U.S. Tax Compliance Certificate
Exhibit C-2	-	Form of U.S. Tax Compliance Certificate
Exhibit C-3	-	Form of U.S. Tax Compliance Certificate
Exhibit C-4	-	Form of U.S. Tax Compliance Certificate
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Opinion Request
Exhibit F	-	Form of Landlord Consent

TERM LOAN AGREEMENT, dated as of February 13, 2019 (this “Agreement”), among EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors from time to time party hereto, the Lenders from time to time party hereto and CRG SERVICING LLC, a Delaware limited liability company (“CRG Servicing”), as administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, “Administrative Agent”).

WITNESSETH:

Borrower has requested the Lenders to make term loans to Borrower, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:

SECTION 1

DEFINITIONS

1.01    Certain Defined Terms. As used herein, the following terms have the following respective meanings:

“acceleration” and “Acceleration” have the meanings set forth in Section 11.02.

“Acceleration Premium” has the meaning set forth in Section 11.02(c).

“Accounting Change Notice” has the meaning set forth in Section 1.04(a).

“Act” has the meaning set forth in Section 13.17.

“Acquisition” means any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase or license of assets, or similar transaction having the same effect as any of the foregoing, (a) acquires any business or product, or any division, product or line of business or all or substantially all of the assets of any Person engaged in any business or any division, product or line of business, (b) acquires control of securities of a Person engaged in a business representing more than 50% of the ordinary voting power for the election of directors or other governing body if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any Person engaged in any business that is not managed by a board of directors or other governing body.

“Affected Lender” has the meaning set forth in Section 2.06(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the introduction hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Obligor, its Subsidiaries or Affiliates from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to an Obligor, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transaction Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Asset Sale” has the meaning set forth in Section 9.09.

“Asset Sale Net Proceeds” means the aggregate amount of the cash proceeds received from any Asset Sale (other than the proceeds of business interruption insurance), net of (a) any bona fide costs incurred in connection with such Asset Sale, (b) income, franchise, sales and other applicable taxes paid or required to be paid (as reasonably estimated in good faith by Borrower) in connection with such Asset Sale within the next twelve (12) months following such Asset Sale, the computation of which shall, in each case take into account the reduction in tax liability resulting from any available operating losses, net operating loss carryovers, tax credits, tax carry forwards or similar tax attributes, or deductions and any tax sharing arrangements, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness (other than the Obligations) secured by a Permitted Lien on the asset which is the subject of such Asset Sale, (d) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Asset Sale (provided that such amounts shall be treated as Asset Sale Net Proceeds upon their release from such escrow account to and receipt by the applicable Obligor) and (e) reserves for purchase price adjustments and retained liabilities reasonably expected to be payable by the Obligors in connection therewith established in accordance with GAAP (provided that upon the final determination of the amount paid in respect of such purchase price adjustments and retained liabilities, the actual amount of purchase price adjustments and retained liabilities paid is less than such reserves, the difference shall, at such time, constitute Asset Sale Net Proceeds).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee of such Lender.

“Back-End Facility Fee” has the meaning set forth in the Fee Letter.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Obligor or Subsidiary thereof incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning set forth in the introduction hereto.

“Borrower Facility” means the premises located at 480 Pleasant Street, Suites B300 and A-210, Watertown, MA 02472, which are leased by Borrower pursuant to the Borrower Lease.

“Borrower Landlord” means Paradigm Properties, LLC, a Massachusetts limited liability company (as successor to Farley White Aetna Mills, LLC and Whetstone Riverworks Holdings, LLC).

“Borrower Lease” means the Lease, dated as of November 1, 2013, by and between Borrower and Borrower Landlord, as amended by the First Amendment of Lease, dated as of February 6, 2014, and the Second Amendment of Lease, dated as of May 17, 2018, as such agreement may be further amended, restated or otherwise modified or replaced in accordance with the terms hereof.

“Borrower Party” has the meaning set forth in Section 13.03(b).

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders according to their respective Commitments (including a borrowing of a PIK Loan).

“Borrowing Date” means the date of a Borrowing.

“Borrowing Notice Date” means (a) in the case of the First Borrowing, a date that is at least five (5) days prior to the Borrowing Date of such Borrowing (or such shorter period as may be agreed by Administrative Agent in its sole discretion) and (b) in the case of a subsequent Borrowing, a date that is at least fifteen (15) Business Days prior to the Borrowing Date of such Borrowing (or such shorter period as may be agreed by Administrative Agent in its sole discretion).

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change of Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group of Persons acting jointly or otherwise in concert of capital stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Borrower or (b) the acquisition of direct or indirect Control of Borrower by any Person or group of Persons acting jointly or otherwise in concert; in each case (x) whether as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise and (y) other than by a Permitted Holder.

“Claims” means any claims, demands, complaints, grievances, actions, applications, suits, causes of action, orders, charges, indictments, prosecutions, informations (brought by a public prosecutor without grand jury indictment) or other similar processes, assessments or reassessments.

“Closing Date” means February 13, 2019.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means any Property in which a Lien is purported to be granted under any of the Security Documents (or all such Property, as the context may require).

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Loans to Borrower in accordance with the terms and conditions of this Agreement, which commitment is in the amount set forth opposite such Lender’s name on Schedule 1 under the caption “Commitment”, as such Schedule may be amended from time to time. The aggregate Commitments on the Closing Date equal $60,000,000. For purposes of clarification, the amount of any PIK Loans shall not reduce the amount of the available Commitment.

“Commitment Period” means the period from and including the first date on which all of the conditions precedent set forth in Section 6.01 have been satisfied (or waived by the Lenders) and through and including the later of (a) June 19, 2020 and (b) provided that each condition in Section 6.03 other than the condition in Section 6.03(e) has been satisfied or waived in writing by the Lenders in accordance with, and when required by, Section 6.03 and this Agreement, five (5) Business Days following the date (if any) that Administrative Agent is reasonably satisfied with the results of its audit of Borrower’s Revenue by examining Borrower’s books and records such that the condition in Section 6.03(e) has been satisfied.

“Commodity Account” has the meaning set forth in the Security Agreement.

“Competitor” means, at any time of determination, any Person that is an operating pharmaceutical company directly and primarily engaged in manufacturing and/or distributing ophthalmic-related products or services.

“Compliance Certificate” has the meaning given to such term in Section 8.01(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Acquisition Consideration” means, with respect to any Acquisition, all obligations of Borrower or any Subsidiary to make earn out or other contingency payments (including working capital adjustments, purchase price adjustments, non-competition and consulting agreements, other indemnity obligations, royalty payments and sale, development and other milestone payments) pursuant to the documentation relating to such Acquisition. For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Contingent Acquisition Consideration shall be deemed to be the maximum amount of the payments in respect thereof as specified in the documents relating to such Acquisition, excluding any such payments, the amount of which is not, upon achieving a contingency upon which payment is conditioned, a fixed amount or a range of fixed amounts, but is determined based on a percentage of revenue or sales (e.g. a royalty); provided that such percentage shall not exceed 20% of the revenue or net sales of the applicable acquired Product or Products.

“Contracts” means contracts, licenses, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements under which a Person has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied).

“Control” means, in respect of a particular Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in Section 957(a) of the Code.

“Copyright” has the meaning set forth in the Security Agreement.

“Default” means any Event of Default and any event that, upon the giving of notice, the lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.02(b).

“Defaulting Lender” means, subject to Section 2.05, any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified Borrower or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit or (c) has, or has a direct or indirect parent company that has, (i) become the subject of an Insolvency Proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.05(b)) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower and each other Lender promptly following such determination.

“Deposit Account” is defined in the Security Agreement.

“Disclosure Letter” means that certain disclosure letter dated as of the Closing Date containing certain schedules delivered by the Obligors to Administrative Agent and the Lenders.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the ninety-first (91st) day after the Stated Maturity Date (other than (i) settlements, conversions, redemptions and payments made solely in the form of Qualified Capital Stock and (ii) cash in lieu of fractional shares), (b) requires the payment of any cash dividends or otherwise has any distributions or other payments which are mandatory or otherwise required at any time (other than distributions or payments in Equity Interests that do not constitute Disqualified Capital Stock) at any time prior to the ninety-first (91st) day after the Stated Maturity Date (other than the payment of cash in lieu of fractional shares), (c) contains any repurchase obligation at the option of the holder thereof, in whole or in part, which may come into effect prior to payment in full of all Obligations (other than (i) any obligation for repurchases solely made with Qualified Capital Stock and (ii) cash in lieu of fractional shares) or (d) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a), (b) or (c) above, in each case at any time prior to the ninety-first (91st) day after the Stated Maturity Date; provided that (x) any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem or repurchase such Equity Interests upon the occurrence of a change in control occurring prior to the ninety-first (91st) day after the Stated Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem or repurchase any such Equity Interests pursuant to such provisions prior to the payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Loan Documents and (y) if such Equity Interests are issued pursuant to a plan for the benefit of employees of Borrower or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Capital Stock solely because such employee may deliver such Equity Interests to Borrower and its Subsidiaries (or Borrower or such Subsidiary withholds such Equity Interests) in satisfaction of any exercise price or tax withholding obligations with respect to such Equity Interests.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Drug Application” means, for any Product, a new drug application, or an abbreviated new drug application, as appropriate, as those terms are defined in the FDA Law and Regulation.

“Eligible Transferee” means and includes a commercial bank, an insurance company, a finance company, a financial institution, any investment fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) that is principally in the business of managing investments or holding assets for investment purposes.

“Environmental Law” means any federal, state, provincial or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and all local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

“Equity Interest” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.

“Equivalent Amount” means, with respect to an amount denominated in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the Exchange Rate at the time of determination; provided, that, for purposes of determining compliance with Section 9 with respect to the amount of any Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred, made or acquired (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, collectively, any Obligor, Subsidiary thereof, and any Person under common control, or treated as a single employer, with any Obligor or Subsidiary thereof, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a reportable event as defined in Section 4043 of ERISA with respect to a Title IV Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Title IV Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by any Obligor or any ERISA Affiliate thereof from a Title IV Plan or the termination of any Title IV Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Obligor or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Obligor or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Title IV Plan or Multiemployer Plan; (f) the imposition of liability on any Obligor or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Obligor or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Title IV Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Title IV Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Title IV Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan; (j) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Title IV Plan; (l) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Obligor or any Subsidiary thereof may be directly or indirectly liable; (m) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Obligor or any ERISA Affiliate thereof may be directly or indirectly liable; (n) the occurrence of an act or omission which could give rise to the imposition on any Obligor or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (o) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Obligor or any Subsidiary thereof in connection with any such plan; (p) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (q) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Obligor or any ERISA Affiliate thereof, in either case pursuant to Title I or IV, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (r) the establishment or amendment by any Obligor or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Obligor.

“ERISA Funding Rules” means the rules regarding minimum required contributions (including any installment payment thereof) to Title IV Plans, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Event of Default” has the meaning set forth in Section 11.01.

“Exchange Rate” means the rate at which any currency (the “Pre-Exchange Currency”) may be exchanged into another currency (the “Post-Exchange Currency”), as set forth on such date on the relevant Reuters screen at or about 11:00 a.m. (Central time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” with respect to exchanging such Pre-Exchange Currency into such Post-Exchange Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by Borrower and Administrative Agent or, in the absence of such agreement, such Exchange Rate shall instead be determined by Administrative Agent by any reasonable method as they deem applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Foreign Subsidiary” means (a) any Foreign Subsidiary that is (i) a Controlled Foreign Corporation or (ii) a Foreign Subsidiary owned by a Subsidiary described in clause (i) and (b) any Foreign Subsidiary Holding Company.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) U.S. Federal withholding Taxes that are imposed on amounts payable to a Lender pursuant to a Law in effect on the date that (i) such Lender became a “Lender” under this Agreement (other than pursuant to an assignment request by Borrower under Sections 2.06 or 5.03(g)) or (ii) such Lender changes its lending office, except in each case to the extent such Lender is a direct or indirect assignee of any other Lender that was entitled, immediately before the assignment of such other Lender became effective, to receive additional amounts under Section 5.03 or to the extent such Lender was entitled to receive additional amounts under Section 5.03 immediately before changing its lending office, (c) any withholding Taxes imposed under FATCA and (d) Taxes attributable to such Recipient’s failure to comply with Section 5.03(e).

“Existing SWK Credit Agreement” means the Credit Agreement, dated as of March 28, 2018, among Borrower, SWK Funding LLC and the financial institutions party thereto from time to time as lenders.

“Expense Cap” has the meaning set forth in the Fee Letter.

“Eye Point Securities” means EyePoint Pharmaceuticals Securities Corporation, a Massachusetts security corporation.

“Eye Point Securities Side Letter” means the side letter dated as of the Closing Date among Borrower, Eye Point Securities and the Lenders.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing Sections of the Code.

“FD&C Act” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq., as amended.

“FDA” means the Food and Drug Administration of the United States.

“FDA Law and Regulation” means the provisions of the FD&C Act and all applicable regulations promulgated by the FDA.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” means that fee letter agreement dated as of the Closing Date between Borrower and Administrative Agent.

“First Borrowing” has the meaning set forth in Section 6.01.

“First-Tier Foreign Subsidiary” means an Excluded Foreign Subsidiary that is a direct Subsidiary of an Obligor and is not itself a Subsidiary Guarantor.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Foreign Subsidiary Holding Company” any Domestic Subsidiary that is a disregarded entity for U.S. Federal income tax purposes and substantially all of the assets of which consist of Equity Interests in one or more Controlled Foreign Corporations.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.02, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the financial statements described in Section 7.04(a).

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any State, territory, county, city or other political subdivision of the United States.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or indemnification obligations incurred in the ordinary course of business or in connection with transactions permitted under this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A by an entity that, pursuant to Section 8.12(a), is required to become a “Subsidiary Guarantor” hereunder.

“Guaranteed Obligations” has the meaning set forth in Section 14.01.

“Hazardous Material” means any substance, element, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.

“Hedging Agreement” means any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended, and its implementing regulations.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business so long as such accounts payable are (i) not more than 60 days past due or (ii) being contested in good faith by appropriate proceedings and reserved for in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by)

any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) obligations under any Hedging Agreement currency swaps, forwards, futures or derivatives transactions, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) Disqualified Capital Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Party” has the meaning set forth in Section 13.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property” means all Patents, Trademarks, Copyrights, and Technical Information, whether registered or not, domestic and foreign. Intellectual Property shall include all:

(a)    applications or registrations relating to such Intellectual Property;

(b)    rights and privileges arising under applicable Laws with respect to such Intellectual Property;

(c)    rights to sue for past, present or future infringements of such Intellectual Property; and

(d)    rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Interest Period” means, with respect to each Borrowing, (a) initially, the period commencing on and including the Borrowing Date thereof and ending on and excluding the next Payment Date, and, (b) thereafter, each period beginning on and including the last day of the immediately preceding Interest Period and ending on and excluding the next succeeding Payment Date.

“Invention” means any novel, inventive and useful art, apparatus, method, process,

machine (including article or device), manufacture or composition of matter, or any novel, inventive and useful improvement in any art, method, process, machine (including article or device), manufacture or composition of matter.

“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on such Person’s good faith estimate of the fair market value of such asset or property at the time such Investment is made), less the amount of cash or Permitted Cash Equivalent Investments or the fair market value (as determined by such Person in good faith) of any other property received, returned or repaid as a result of dispositions, distributions or liquidations of all or a portion of such Investment, without adjustment for subsequent increases or decreases in the value of such Investment or write-ups, write-downs or write-offs with respect thereto.

“Involuntary Disposition” means any involuntary loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Obligor or any of their Subsidiaries.

“IRS” means the U.S. Internal Revenue Service or any successor agency, and to the extent relevant, the U.S. Department of the Treasury.

“Joint Venture” means a joint venture, partnership or other similar arrangement, in corporate, partnership or similar legal form with a Person other than Borrower or its Subsidiaries.

“Knowledge” means, with respect to any Person, the actual knowledge of any Responsible Officer of such Person and, in the case of Borrower, so long as he or she is employed by Borrower or its Subsidiaries, the actual knowledge of Nancy Lurker and David Price.

“Landlord Consent” means a Landlord Consent substantially in the form of Exhibit F or in such other form and on terms reasonably acceptable to Administrative Agent.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial, municipal and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Person listed as a “Lender” on a signature page hereto, together with its successors, and each permitted assignee of a Lender pursuant to Section 13.05(b).

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Liquidity” means the balance of unencumbered (other than by Liens described in Sections 9.02(a), 9.02(c) (provided that there is no default under the documentation governing the Permitted Priority Debt) and 9.02(p)) cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case to the extent held in an account over which the Secured Parties have a perfected security interest.

“Loan” means (a) each loan advanced by a Lender pursuant to Section 2.01 and (b) each PIK Loan deemed to have been advanced by a Lender pursuant to Section 3.02(d). For purposes of clarification, any calculation of the aggregate outstanding principal amount of Loans on any date of determination shall include both the aggregate principal amount of loans advanced pursuant to Section 2.01 and not yet repaid, and all PIK Loans deemed to have been advanced and not yet repaid, on or prior to such date of determination.

“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Fee Letter, the Security Documents, the Perfection Certificate, any subordination agreement or any intercreditor agreement entered into by Administrative Agent (on behalf of the Lenders) with any other creditors of Obligors or any agent acting on behalf of such creditors, the Eye Point Securities Side Letter and any other present or future document, instrument, agreement or certificate executed by Obligors and delivered to Administrative Agent or any Secured Party in connection with or pursuant to this Agreement or any of the other Loan Documents, all as amended, restated, supplemented or otherwise modified.

“Loss” means judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, whether liquidated or unliquidated, matured or unmatured, disputed or undisputed, contractual, legal or equitable, including loss of value, professional fees, including fees and disbursements of legal counsel on a full indemnity basis, and all costs incurred in investigating or pursuing any Claim or any proceeding relating to any Claim.

“Majority Lenders” means, at any time, Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the outstanding principal amount of the Loans) then in effect, ignoring, in such calculation, the Commitments of and outstanding Loans owing to any Defaulting Lender.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X.

“Material Adverse Change” and “Material Adverse Effect” mean a material adverse change in or effect on (a) the business, financial condition, operations, performance or Property of Borrower and its Subsidiaries taken as a whole, (b) the ability of the Obligors, taken as a whole, to perform their payment or other material obligations under the Loan Documents or (c) the legality, validity, binding effect or enforceability of the Loan Documents or the rights and remedies of Administrative Agent or any Lender under any of the Loan Documents.

“Material Agreements” means (a) the agreements which are listed in Schedule 7.14 to the Disclosure Letter (as updated by Borrower from time to time in accordance with Section 7.20 to list all such agreements that meet the description set forth in clauses (b) and (c) of this definition), (b) material inbound and outbound license agreements and (c) all other agreements held by the Obligors from time to time, the absence or termination of any of which would reasonably be expected to result in a Material Adverse Effect; provided, however, that “Material Agreements” exclude all: (i) licenses implied by the sale of a product; and (ii) paid-up licenses for commonly available software programs under which an Obligor is the licensee. “Material Agreement” means any one such agreement.

“Material Indebtedness” means, at any time, any Indebtedness of any Obligor, the outstanding principal amount of which, individually or in the aggregate, exceeds $500,000 (or the Equivalent Amount in other currencies).

“Material Intellectual Property” means, any Obligor Intellectual Property the loss or invalidation of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earlier to occur of (a) the Stated Maturity Date, and (b) the date on which the Loans are accelerated pursuant to Section 11.02.

“Maximum Rate” has the meaning set forth in Section 13.18.

“Minimum Required Revenue” has the meaning set forth in Section in 10.02.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Non-Consenting Lender” has the meaning set forth in Section 2.06(a).

“Non-Disclosure Agreement” has the meaning set forth in Section 13.16.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to Administrative Agent, any Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Obligor is

Borrower, all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Loan Document.

“Obligor Intellectual Property” means Intellectual Property owned by or licensed to any of the Obligors.

“Obligors” means, collectively, Borrower and the Subsidiary Guarantors and their respective successors and permitted assigns.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Sections 2.06 or 5.03(g)).

“Participant” has the meaning set forth in Section 13.05(e).

“Participant Register” has the meaning set forth in Section 13.05(f).

“Patents” has the meaning set forth in the Security Agreement.

“Payment Date” means each March 31, June 30, September 30, December 31 and the Maturity Date, commencing on the first such date to occur following the Borrowing Date of the First Borrowing; provided that, if any such date shall occur on a day that is not a Business Day, the applicable Payment Date shall be the next preceding Business Day.

“PBGC” means the United States Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means that certain Perfection Certificate, dated as of the Closing Date delivered by the Obligors to Administrative Agent.

“Permitted Acquisition” means any Acquisition by Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise; provided that:

(a)    immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b)    all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable Laws and in conformity with all applicable Governmental Approvals;

(c)    in the case of the Acquisition of the Equity Interests of any Person, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law) acquired or otherwise issued or issuable by such Person, and any Subsidiary of Borrower formed in connection with such Acquisition, shall be owned 100% by an Obligor or any other Subsidiary, and Borrower shall have taken, or caused to be taken, within 30 days of the date such Person becomes a Subsidiary of Borrower, each of the actions set forth in Section 8.12, if applicable;

(d)    Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 10.01 and Section 10.02 on a pro forma basis after giving effect to such Acquisition; and

(e)    such Person (in the case of an Acquisition of Equity Interests) or assets (in the case of an Acquisition of assets or a division) (i) shall be engaged or used, as the case may be, in the same business or lines of business in which Borrower and/or its Subsidiaries are engaged or businesses reasonably related thereto or which constitutes a reasonable extension or expansion thereof or (ii) shall have a similar customer base as Borrower and/or its Subsidiaries.

“Permitted Cash Equivalent Investments” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than two (2) years from the date of acquisition, (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by any commercial bank that is organized under the laws of the United States, any state thereof or the District of Columbia (d) money market funds publicly traded or regulated by a Governmental Authority at least 95% of the assets of which are invested in cash equivalents of the type described in clauses (a) through (c) above, (e) other short term liquid investments approved in writing by Administrative Agent (such approval not to be unreasonably withheld or delayed) and (f) instruments equivalent to those referred to in clauses (a) through (e) above denominated in Euros (or other foreign currencies comparable in credit to Dollars and Euros) comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Obligors or any of their Subsidiaries organized in such jurisdiction.

“Permitted Exclusive Licenses” means exclusive licenses for the use of (or covenant not to sue with respect to) Intellectual Property of Borrower or any of its Subsidiaries or a grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, sale, research, co-promotion or distribution; provided that, with respect to each such license, (a) no Event of Default has occurred or is continuing at the time of entry into such license, (b) the license constitutes an arm’s-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and the Obligors shall comply, if applicable, with Section 8.15 with respect to such license, (c) Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Administrative Agent and delivers to Administrative Agent copies of the final executed licensing documents promptly upon consummation thereof, (d) any such license could not result in a legal transfer of title of the licensed property, (e) and, other than licenses solely for the purposes of the manufacture or supply of the applicable Product, may be exclusive only as to areas outside of the United States (which may be discrete geographical areas or worldwide (other than the United States)) and (f) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any Subsidiary are paid to an account over which Administrative Agent, for the benefit of the Secured Parties, has a perfected security interest.

“Permitted Holders” means, collectively, (a) EW Healthcare Partners, L.P., (b) EW Healthcare Partners-A, L.P. and (c) any fund or investment vehicle that (i) is organized for the purposes of making investments in one or more companies and (ii) is Controlled by, or under common Control with, one of the Persons listed in clause (a) or (b); “Permitted Holder” means any one of them.

“Permitted Indebtedness” means any Indebtedness permitted under Section 9.01.

“Permitted Liens” means any Liens permitted under Section 9.02.

“Permitted Licenses” means, collectively, (a) licenses of over-the-counter software that is commercially available to the public, (b) intercompany licenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, sale, research, co-promotion, or distribution among the Obligors, (c) non-exclusive licenses for the use of (or covenant not to sue with respect to) Intellectual Property of Borrower or any of its Subsidiaries or a grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, sale, research, co-promotion or distribution, (d) Permitted Exclusive Licenses, and (e) other licenses approved by Administrative Agent in its sole discretion.

“Permitted Priority Debt” means Indebtedness of Borrower under one working capital or revolving credit facility, in an amount not to exceed at any time 80% of the face amount at such time of Borrower’s eligible accounts receivable and inventory of Borrower and its Subsidiaries; provided that (a) such Indebtedness, if secured, is secured solely by Borrower’s accounts receivable, inventory and cash (other than proceeds of (i) Loans, (ii) Intellectual Property, and (iii) Collateral that does not secure such Permitted Priority Debt), but otherwise is not secured by any property (including any Intellectual Property or proceeds thereof, or proceeds of Loans, or of Collateral that does not secure such Permitted Priority Debt), (b) the holders or lenders thereof

(or a representative thereof) have executed and delivered to Administrative Agent an intercreditor agreement reasonably satisfactory to Administrative Agent and (c) such Indebtedness may be on such other terms, secured by such other property of the Obligors, including Collateral, and in such other amounts as Administrative Agent may agree to in its sole discretion.

“Permitted Priority Debt Conditions” means each of the following conditions have been met as of the date of the incurrence of any Permitted Priority Debt: (a) the Obligors shall have achieved Revenue of at least $50,000,000 during the most recently ended four-fiscal quarter period, (b) Administrative Agent shall have been reasonably satisfied with the results of its review of the Obligors’ Revenue by examining the Obligors’ books and records and (c) no Default or Event of Default shall have occurred and be continuing.

“Permitted Priority Liens” means (a) Liens permitted under Section 9.02 (c), (d), (e), (f), (g) and (o) and (b) Liens permitted under Section 9.02(b); provided that such Liens are also of the type described in Section 9.02(c), (d), (e), (f), (g) and (o).

“Permitted Refinancing” means, with respect to any Indebtedness, any extensions, renewals, refinancings and replacements of such Indebtedness; provided that such extension, renewal, refinancing or replacement (a) shall not increase the outstanding principal amount of such Indebtedness (other than by an amount equal to unpaid interest and premiums thereon, including tender premium, and any underwriting discounts, fees, commissions and expenses associated with such extension, refinancing, renewal or replacement), (b) contains terms relating to material terms (other than principal amount, amortization, maturity, pricing and other economic terms) taken as a whole no less favorable in any material respect to Borrower and its Subsidiaries or the Secured Parties than the terms of any agreement or instrument governing such existing Indebtedness, (c) shall have an applicable interest rate which does not exceed the rate of interest of the Indebtedness being replaced by more than 2.00% per annum and (d) shall not contain any new requirement to grant any lien or security or to give any guarantee that was not an existing requirement of such Indebtedness.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“PIK Loan” has the meaning set forth in Section 3.02(d).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Premium” means, if the prepayment occurs:

(A)    on or prior to the fourth Payment Date, the Prepayment Premium shall be an amount equal to 10.00% of the aggregate outstanding principal amount of the Loans being prepaid, or for which an obligation to prepay arose, on such Redemption Date;

(B)    after the fourth Payment Date, and on or prior to the eighth Payment Date, the Prepayment Premium shall be an amount equal to 5.00% of the aggregate outstanding principal amount of the Loans being prepaid, or for which an obligation to prepay arose, on such Redemption Date;

(C)    after the eighth Payment Date, and on or prior to the twelfth Payment Date, the Prepayment Premium shall be an amount equal to 3.00% of the aggregate outstanding principal amount of the Loans being prepaid, or for which an obligation to prepay arose, on such Redemption Date; and

(D)    after the twelfth Payment Date, the Prepayment Premium shall be an amount equal to 0.00% of the aggregate outstanding principal amount of the Loans being prepaid, or for which an obligation to prepay arose, on such Redemption Date;

provided that, to determine the aggregate outstanding principal amount of the Loans, and how many Payment Dates have occurred, as of any Redemption Date for purposes of this definition:

(i)    if, as of such Redemption Date, Borrower shall have made only the First Borrowing, the number of Payment Dates shall be deemed to be the number of Payment Dates that shall have occurred following the Borrowing Date of the First Borrowing; and

(ii)    if, as of such Redemption Date, Borrower shall have made more than one Borrowing, then the Prepayment Premium shall equal the sum of multiple Prepayment Premiums calculated separately with respect to the Loans of each Borrowing, each of which Prepayment Premiums shall be calculated based on solely the outstanding principal amount of the Loans borrowed in such Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), as though the applicable number of Payment Dates equals the number of Payment Dates that shall have occurred following the applicable Borrowing Date. In the case of any partial prepayment, the amount of such prepayment shall be allocated to Loans made in the various Borrowings (and PIK Loans in respect thereof) in the order in which such Borrowings were made (i.e., first, to the outstanding principal amount of the Loans borrowed in the First Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), second, if any, to the outstanding principal amount of the Loans borrowed in the Second Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon) and third, if any, to the outstanding principal amount of the Loans borrowed in the Third Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon).

The Prepayment Premium payable upon any prepayment shall be in addition to any payments required pursuant to the Fee Letter.

“Product” means each of DEXYCU, YUTIQ, YUTIQ Shorter Duration Treatment (also known as YUTIQ 50) and any product with either of their active ingredients and other prescription drug product subject to a Drug Application that is manufactured, sold, developed, tested or marketed by Borrower or any of its Subsidiaries; provided that drug products manufactured by Borrower or any of its Subsidiaries for unaffiliated third parties shall not be deemed a “Product” hereunder.

“Property” of any Person means any property or assets, or interest therein, of such Person.

“Proportionate Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Commitment (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of such Lender then in effect by (b) the sum of the Commitments (or, if the Commitments are terminated, the outstanding principal amount of the Loans) of all Lenders then in effect.

“Qualified Capital Stock” means any Equity Interest that does not constitute Disqualified Capital Stock.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (b) that is intended to be tax qualified under Section 401(a) of the Code.

“Real Property Security Documents” means any Landlord Consent and any mortgage or deed of trust or any other real property security document executed or required hereunder to be executed by any Obligor and granting a security interest in real Property owned or leased (as tenant) by any Obligor in favor of the Secured Parties.

“Recipient” means Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation.

“Redemption Date” means, as the context may require, (i) the date on which an optional prepayment is made pursuant to Section 3.03(a), (ii) the date of an Asset Sale or Change of Control in connection with which a prepayment pursuant to Section 3.03(b) is required, and (iii) in the event that Loans become due and payable prior to the Stated Maturity Date for any reason not related to the foregoing clauses (i) and (ii), the date on which a prepayment is due.

“Redemption Price” means amount equal to the aggregate principal amount of the Loans being prepaid plus the Prepayment Premium plus any accrued but unpaid interest and any fees then due and owing pursuant to the Loan Documents (including the Back-End Facility Fee).

“Register” has the meaning set forth in Section 13.05(d).

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as amended.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended.

“Regulatory Approvals” means any registrations, licenses, authorizations, permits or approvals issued by any Governmental Authority and applications or submissions related to any of the foregoing.

“Related Person” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

“Responsible Officer” of any Person means each of the president, chief executive officer and chief financial officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such shares of capital stock of Borrower or any of its Subsidiaries.

“Restrictive Agreement” means any indenture, agreement, instrument or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to Borrower or any other Subsidiary or to Guarantee Indebtedness of Borrower or any other Subsidiary.

“Revenue” of a Person means all revenue generated from sales of any Product by such Person, properly recognized under GAAP, consistently applied, less all rebates, discounts and other price allowances. For the avoidance of doubt, “Revenue” shall not include royalty payments, collaboration revenue or grant revenue.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Jurisdiction” means any country or territory to the extent that such country or territory is itself the subject of any Sanction.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Jurisdiction or (c) any Person owned or Controlled by any such person or Persons described in clauses (a) and (b).

“Second Borrowing” has the meaning set forth in Section 6.02.

“Secured Parties” means the Lenders, Administrative Agent, each other Indemnified Party and any other holder of any Obligation.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Obligors and Administrative Agent, granting a security interest in the Obligors’ personal Property in favor of the Secured Parties.

“Security Documents” means, collectively, the Security Agreement, each Short-Form IP Security Agreement, each Real Property Security Document, and each other security document, control agreement or financing statement required or recommended to perfect Liens in favor of the Secured Parties.

“Securities Account” has the meaning set forth in the Security Agreement.

“Short-Form IP Security Agreements” means short-form copyright, patent or trademark (as the case may be) security agreements, entered into by one or more Obligors in favor of Administrative Agent, for the benefit of the Secured Parties, each in form and substance reasonably satisfactory to Administrative Agent (and as amended, modified or replaced from time to time).

“Solvent” means, with respect to any Person at any time, that (a) the present fair saleable value of the Property of such Person on a going concern basis is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured in the ordinary course of business and (c) such Person has not incurred and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities become absolute and matured in the ordinary course of business.

“Stated Maturity Date” means the twentieth Payment Date following the first Borrowing Date.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Guarantors” means each of the Subsidiaries of Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto and each Subsidiary of Borrower that becomes, or is required to become, a “Subsidiary Guarantor” after the Closing Date pursuant to Section 8.12(a) or (b) or Section 11.02.

“Substitute Lender” has the meaning set forth in Section 2.06(a).

“Tax Affiliate” means (a) Borrower and its Subsidiaries, (b) each other Obligor and (c) any Affiliate of an Obligor with which such Obligor files or is eligible to file consolidated, combined or unitary Tax returns.

“Tax Returns” has the meaning set forth in Section 7.08.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Technical Information” means all trade secrets and other proprietary or confidential information, public information, non-proprietary know-how, any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, Invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs, information technology and any other information.

“Third Borrowing” has the meaning set forth in Section 6.03.

“Third Borrowing Milestone” means the Obligors shall have achieved Revenue of at least $25,000,000 during any consecutive three-month period ending on or prior to March 31, 2020.

“Title IV Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by any Obligor or any ERISA Affiliate thereof or to which any Obligor or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Trademarks” is defined in the Security Agreement.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is a party and the Borrowings (and the use of the proceeds of the Loans).

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(e)(ii)(B)(3).

“Withdrawal Liability” means, at any time, any liability incurred (whether or not assessed) by any ERISA Affiliate and not yet satisfied or paid in full at such time with respect to any Multiemployer Plan pursuant to Section 4201 of ERISA.

“Withholding Agent” means any Obligor and Administrative Agent.

1.02    Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. All components of financial calculations made to determine compliance with this Agreement, including Section 10, shall be adjusted to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Acquisition consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by Borrower based on assumptions expressed therein and that were reasonable based on the information available to Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

1.03    Interpretation.

(a)    For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (i) the terms defined in this Agreement include the plural as well as the singular and vice versa; (ii) words importing gender include all genders; (iii) any reference to a Section, Annex, Schedule or Exhibit refers to a Section of, or Annex, Schedule or Exhibit to, this Agreement; (iv) any reference to “this Agreement” refers to this Agreement, including all Annexes, Schedules and Exhibits hereto, and the words herein, hereof, hereto and hereunder and words of similar import refer to this Agreement and its Annexes, Schedules and Exhibits as a whole and not to any particular Section, Annex, Schedule, Exhibit or any other subdivision; (v) references to days, months and years refer to calendar days, months and years, respectively; (vi) all references herein to “include” or “including” shall be deemed to be followed by the words “without limitation”; (vii) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including”; and (viii) accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, securities, other assets, rights under contractual obligations and permits and any right or interest in any property, except where otherwise noted). Unless otherwise expressly provided herein, references to organizational documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all permitted subsequent amendments, restatements, extensions, supplements and other modifications thereto.

(b)    Notwithstanding any other provision contained in this Agreement, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any change to GAAP occurring before or after the Closing Date as a result of ASU 2016-02, Leases (Topic 842) issued by the Financial Accounting Standards Board or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect prior to such change, (ii) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other

Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any Subsidiary at “fair value,” as defined therein and (iii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

1.04    Changes to GAAP. If, after the Closing Date, any change occurs in GAAP or in the application thereof and such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change, then:

(a)    Borrower will provide a detailed notice of such change (an “Accounting Change Notice”) to Administrative Agent either prior to or not later than the delivery of the next Compliance Certificate required pursuant to Section 8.01(c);

(b)    either Borrower or the Majority Lenders may indicate within 90 days following the date of the Accounting Change Notice that they wish to revise the method of calculating such covenants or amend any such amount, in which case the parties will in good faith attempt to agree upon a revised method for calculating the covenants or amounts;

(c)    until Borrower and the Majority Lenders have reached agreement on such revisions, (i) such financial covenants or amounts will be determined without giving effect to such change and (ii) upon the reasonable request of Administrative Agent, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP;

(d)    if no party elects to revise the method of calculating the financial covenants or amounts, then the financial covenants or amounts will not be revised and will be determined in accordance with GAAP without giving effect to such change; and

(e)    any Event of Default arising as a result of such change which is cured by operation of this Section 1.04 shall be deemed to be of no effect ab initio.

1.05    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2

THE COMMITMENT

2.01    Commitments. Each Lender agrees severally, on and subject to the terms and conditions of this Agreement (including Section 6), to make up to three term loans (provided that PIK Loans shall be deemed not to constitute “term loans” for purposes of this Section 2.01) to Borrower, each on a Business Day during the Commitment Period in Dollars in an aggregate principal amount for such Lender not to exceed such Lender’s unfunded Commitment; provided, however, that no Lender shall be obligated to make a Loan in excess of such Lender’s Proportionate Share of the applicable amount of any Borrowing set forth in Section 6 (if any) other than PIK Loans. Amounts of Loans repaid may not be reborrowed.

2.02    Borrowing Procedures. Subject to the terms and conditions of this Agreement (including Section 6), each Borrowing (other than a Borrowing of PIK Loans) shall be made on written notice in the form of Exhibit B given by Borrower to Administrative Agent not later than 11:00 a.m. (Central time) on the Borrowing Notice Date (a “Notice of Borrowing”).

2.03    Fees. Borrower shall pay to Administrative Agent and/or the Lenders, as applicable, such fees as described in the Fee Letter.

2.04    Use of Proceeds. Borrower shall use the proceeds of the Loans for (i) repayment of all outstanding Indebtedness and obligations under the Existing SWK Credit Agreement and (ii) general working capital purposes and corporate purposes and to pay fees, costs and expenses incurred in connection with the Transactions; provided that the Lenders shall have no responsibility as to the use of any proceeds of Loans.

2.05    Defaulting Lenders.

(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.04(b).

(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Lenders for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise), shall be applied at such time or times as follows: first, as Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; second, if so determined by the Majority Lenders and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans were made at a time when the conditions set forth in Section 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.05(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)    Defaulting Lender Cure. If Borrower and the Majority Lenders agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Proportionate Share, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.06    Substitution of Lenders.

(a)    Substitution Right. If any Lender (an “Affected Lender”), (i) requests compensation under Section 5.01, (ii) requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) becomes a Defaulting Lender or (iv) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Majority Lenders is obtained but that requires the consent of other Lenders (a “Non-Consenting Lender”), then (x) Borrower may elect to pay in full such Affected Lender with respect to all Obligations due to such Affected Lender or (y) either Borrower or Administrative Agent shall identify any willing Lender or Affiliate of any Lender or Eligible Transferee (in each case, a “Substitute Lender”) to substitute for such Affected Lender; provided that any substitution of a Non-Consenting Lender shall occur only with the consent of Administrative Agent (not to be unreasonably withheld, conditioned or delayed.

(b)    Procedure. To substitute such Affected Lender or pay in full all Obligations owed to such Affected Lender, Borrower shall deliver a notice to such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery by Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (which for the avoidance of doubt, shall not include any Prepayment Premium) and (ii) in the case of a substitution, an Assignment and Assumption executed by the Substitute Lender, which shall thereunder, among other things, agree to be bound by the terms of the Loan Documents.

(c)    Effectiveness. Upon satisfaction of the conditions set forth in Sections 2.06(a) and (b), Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full of an Affected Lender, such Affected Lender’s Commitments shall be terminated and (ii) in the case of any substitution of an Affected Lender, (A) such Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents, except that the Affected Lender shall retain such rights under the Loan Documents that expressly provide that they survive the repayment of the Obligations and the termination of the Commitments, (B) such Affected Lender shall no longer constitute a “Lender” hereunder and such Substitute Lender shall become a “Lender” hereunder and (C) such Affected Lender shall execute and deliver an Assignment and Assumption to evidence such substitution; provided, however, that the failure of any Affected Lender to execute any such Assignment and Assumption shall not render such sale and purchase (or the corresponding assignment) invalid.

SECTION 3

PAYMENTS OF PRINCIPAL AND INTEREST

3.01    Repayment. To the extent not previously paid, the principal amount of the Loans, together with all other outstanding Obligations, shall be due and payable on the Maturity Date.

3.02    Interest.

(a)    Interest Generally. Subject to Section 3.02(d), Borrower agrees to pay to the Lenders interest on the unpaid principal amount of the Loans and the amount of all other outstanding Obligations, in the case of the Loans, for the period from the applicable Borrowing Date and, in the case of any other Obligation, from the date such other Obligation is due and payable, in each case, until paid in full, at a rate per annum equal to 12.50%.

(b)    Default Interest. Notwithstanding the foregoing, automatically upon the occurrence and during the continuance of any Event of Default under Section 11.01(a), (h), (i) or (j), and upon written notice from Administrative Agent upon the occurrence and during the continuance of any other Event of Default, the interest payable pursuant to Section 3.02(a) shall increase automatically by 4.00% per annum (such aggregate increased rate, the “Default Rate”); provided that, if the applicable Event of Default arises solely under Section 11.01(b) due to a failure to make payments required by Section 13.03(a), the Default Rate shall only apply to any such expenses that are overdue. Notwithstanding any other provision herein (including Section 3.02(d)), if interest is required to be paid at the Default Rate, it shall be paid entirely in cash.

(c)    Interest Payment Dates. Subject to Section 3.02(d), accrued interest on the Loans shall be payable in arrears on each Payment Date with respect to the most recently completed Interest Period in cash, and upon the payment or prepayment of the Loans (on the principal amount being so paid or prepaid); provided that interest payable at the Default Rate shall be payable from time to time on demand.

(d)    Paid In-Kind Interest. Notwithstanding Section 3.02(a), so long as no Default or Event of Default has occurred and is continuing, Borrower may elect on each applicable Payment Date to pay the interest then due on the outstanding principal amount of the Loans payable pursuant to Section 3.01 as follows: (i) only 10.00% of the 12.50% per annum interest in cash and (ii) 2.50% of the 12.50% per annum interest as compounded interest, added to the aggregate principal amount of the Loans (the amount of any such compounded interest being a “PIK Loan”). The principal amount of each PIK Loan shall accrue interest in accordance with the provisions of this Agreement applicable to the Loans.

(e)    Redemption Price. For the avoidance of doubt, in the event any Loans shall become due and payable for any reason, interest pursuant to Sections 3.02(a) and (b) shall accrue on the Redemption Price for such Loans from and after the date such Redemption Price is due and payable until paid in full.

3.03    Prepayments.

(a)    Optional Prepayments. Upon prior written notice to Administrative Agent delivered pursuant to Section 4.03, Borrower shall have the right to optionally prepay in whole or in part the outstanding principal amount of the Loans on any date for the Redemption Price.

(b)    Mandatory Prepayments.

(i)    Asset Sales. In the event of any contemplated Asset Sale or series of Asset Sales (other than any Asset Sale permitted under Section 9.09 (excluding Section 9.09(q) and Permitted Exclusive Licenses (other than Permitted Exclusive Licenses between any of Borrower and the Obligors) permitted under Section 9.09(h)) yielding Asset Sale Net Proceeds in excess of $1,000,000 in the aggregate in any fiscal year of Borrower, Borrower shall provide ten (10) days’ (or such shorter period as Administrative Agent may agree in its sole discretion) prior written notice of such Asset Sale to Administrative Agent and, if within such notice period Majority Lenders or Administrative Agent advise Borrower that the Majority Lenders require a prepayment pursuant to this Section 3.03(b)(i), Borrower shall: (x) if the assets sold represent substantially all of the assets or Revenues of the Obligors, taken as a whole, or represent any specific line of business which either on its own or together with other lines of business sold over the term of this Agreement account for Revenue generated by such lines of business exceeding 15% of the Revenue of the Obligors in the immediately preceding four fiscal quarter period, prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Asset Sale and (y) in the case of all other Asset Sales not described in the foregoing clause (x), prepay the Loans in an amount equal to the entire amount of the Asset Sale Net Proceeds of such Asset Sale, plus any accrued but unpaid interest and any fees under the Loan Documents (including the Back-End Facility Fee) then due and owing, credited in the following order:

(A)    first, in reduction of Borrower’s obligation to pay any unpaid interest and any fees then due and owing;

(B)    second, in reduction of Borrower’s obligation to pay any Claims or Losses referred to in Section 13.03 then due and owing;

(C)    third, in reduction of Borrower’s obligation to pay any amounts due and owing on account of the unpaid principal amount of the Loans;

(D)    fourth, in reduction of any other Obligation then due and owing; and

(E)    fifth, to Borrower or such other Persons as may lawfully be entitled to or directed by Borrower to receive the remainder;

provided that, notwithstanding anything to the contrary, with respect to Asset Sale Net Proceeds realized or received with respect to any Asset Sale not subject to the foregoing clause (x), at the sole option of Borrower, Borrower may reinvest all or any portion of such Asset Sale Net Proceeds in assets useful for its business or the business of Borrower or any of its Subsidiaries within 180 days (or committed to be reinvested pursuant to a legally binding commitment within such 180-day period and actually reinvested within 90 days thereafter) following receipt of such Asset Sale Net Proceeds, in each case in an aggregate amount not to exceed $3,000,000 since the Closing Date for all such Asset Sale Net Proceeds (other than Asset Sale Net Proceeds arising solely from Involuntary Dispositions); provided further that, if any Asset Sale Net Proceeds are no longer intended to be or cannot be so reinvested (whether because the applicable reinvestment period has expired or otherwise) at any time after delivery of a notice of reinvestment election, Borrower shall promptly (and in any event within two Business Days) notify Administrative Agent and, if within ten days of notice Majority Lenders or Administrative Agent advise Borrower that the Majority Lenders require a prepayment pursuant to this Section 3.03(b)(i), Borrower shall promptly (and in any event within five Business Days) prepay the Loans with such Asset Sale Net Proceeds in accordance with the waterfall in this Section 3.03(b)(i)(A)-(E).

(ii)    Change of Control. In the event of a Change of Control, Borrower shall immediately provide notice of such Change of Control to Administrative Agent and, if within 10 days of receipt of such notice the Majority Lenders or Administrative Agent advise Borrower that the Majority Lenders require a prepayment pursuant to this Section 3.03(b)(ii), Borrower shall prepay the aggregate outstanding principal amount of the Loans in an amount equal to the Redemption Price applicable on the date of such Change of Control and pay any fees payable (including the Back-End Facility Fee).

SECTION 4

PAYMENTS, ETC.

4.01    Payments.

(a)    Payments Generally. Each payment of principal, interest and other amounts to be made by the Obligors under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to an account to be designated by Administrative Agent by notice to Borrower, not later than 4:00 p.m. (Central time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)    Application of Payments. To the extent the order of application is not otherwise specified by another provision hereof, each Obligor shall, at the time of making each payment under this Agreement or any other Loan Document, specify to Administrative Agent the amounts payable by such Obligor hereunder to which such payment is to be applied (and in the event that Obligors fail to so specify, or if an Event of Default has occurred and is continuing, the Lenders may apply such payment in the manner they determine to be appropriate).

(c)    Non-Business Days. If the due date of any payment under this Agreement (other than of principal of or interest on the Loans) would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

4.02    Computations. All computations of interest and fees hereunder shall be computed on the basis of a year of 360 days and actual days elapsed during the period for which payable.

4.03    Notices. Each notice of optional prepayment shall be effective only if received by Administrative Agent not later than 4:00 p.m. (Central time) on the date five (5) Business Days (or such shorter period as may be agreed to in Administrative Agent’s sole discretion) prior to the date of prepayment. Each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment and may be conditioned upon the consummation of other transactions.

4.04    Set-Off.

(a)    Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, each of Administrative Agent, each Lender and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Administrative Agent, any Lender and any of their Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations, whether or not such Person shall have made any demand and although such obligations may be unmatured. Administrative Agent and each Lender agree promptly to notify Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Administrative Agent, each Lender and each of their Affiliates under this Section 4.04 are in addition to other rights and remedies (including other rights of set-off) that such Persons may have.

(b)    Exercise of Rights Not Required. Nothing contained herein shall require Administrative Agent, any Lender or any of their respective Affiliates to exercise any such right or shall affect the right of such Person to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

4.05    Pro Rata Treatment.

(a)    Unless Administrative Agent shall have been notified in writing by any Lender prior to the proposed Borrowing Date that such Lender will not make the amount that would constitute its share of such Borrowing available to Administrative Agent, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date in accordance with Section 2, and Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not in fact made available to Administrative Agent by the required time on the applicable Borrowing Date therefor, such Lender and Borrower severally agree to pay to Administrative Agent forthwith, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available to Borrower but excluding the date of payment to Administrative Agent, at a rate equal to the greater of (A) the Federal Funds Effective Rate and (B) a rate reasonably determined by Administrative Agent in accordance with banking industry rules on interbank compensation. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(b)    Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Obligor.

(c)    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Proportionate Share, of such payment on account of the Loans, such Lender shall (i) notify Administrative Agent of the receipt of such payment, and (ii) within five (5) Business Days of such receipt purchase (for cash at face value) from the other Lenders, as applicable (directly or through Administrative Agent), without recourse, such participations in the Loans made by them or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Proportionate Shares, as applicable; provided, however, that (A) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any of its Affiliates (as to which the provisions of this paragraph shall apply). Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.05(c) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 4.05(c) shall be required to implement the terms of this Section 4.05(c). Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 4.05(c) and shall in each case notify the Lenders following any such purchase. Borrower consents on behalf of itself and each other Obligor to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

SECTION 5

YIELD PROTECTION, ETC.

5.01    Additional Costs.

(a)    Change in Requirements of Law Generally. If, on or after the Closing Date, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any of the Lenders (or its lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement, in each case that becomes effective after the Closing Date, against assets of, deposits with or for the account of, or credit extended by, a Lender (or its lending office) or shall impose on a Lender (or its lending office) any other condition affecting its Loans or its Commitment, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining its Loans, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or any other Loan Document, by an amount deemed by such Lender to be material (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (iii) Connection Income Taxes), then Borrower shall pay to such Lender within ten (10) Business Days of demand such additional amount or amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything to the contrary in this Section 5.01(a), it shall be a condition to a Lender’s exercise of its rights, if any, under this Section 5.01(a) that such Lender shall generally exercise similar rights with respect to borrowers under similar agreements.

(b)    Change in Capital Requirements. If a Lender shall have determined that, on or after the Closing Date, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case that becomes effective after the Closing Date, has or would have the effect of reducing the rate of return on capital of a Lender (or its parent) as a consequence of a Lender’s obligations hereunder or the Loans to a level below that which a Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then Borrower shall pay to such Lender within ten (10) Business Days of demand such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. Notwithstanding anything to the contrary in this Section 5.01(b), it shall be a condition to a Lender’s exercise of its rights, if any, under this Section 5.01(b) that such Lender shall generally exercise similar rights with respect to borrowers under similar agreements.

(c)    Notification by Lender. Each Lender (directly or through Administrative Agent) will promptly notify Borrower of any event of which it has knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section 5.01. Before giving any such notice pursuant to this Section 5.01(c) such Lender shall designate a different lending office if such designation (x) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (y) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of the Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive and binding on Borrower in the absence of manifest error. Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender notifies Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)    Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to constitute a change in Requirements of Law for all purposes of this Section 5.01, regardless of the date enacted, adopted or issued.

5.02    Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the Closing Date the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any competent Governmental Authority shall make it unlawful for a Lender or its lending office to make or maintain the Loans (and, in the opinion of such Lender, the designation of a different lending office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof following which (a) the Lender’s Commitment shall be suspended until such time as such Lender may again make and maintain its Loans hereunder and (b) if such Requirement of Law shall so mandate, the Loans of such Lender shall be prepaid by Borrower on or before such date as shall be mandated by such Requirement of Law which prepayment shall be limited to an amount equal to the outstanding principal amount of the Loans including any interest accrued to such date, but excluding, for the avoidance of doubt, any Prepayment Premium and any fees under the Loan Documents (including the Back-End Facility Fee).

5.03    Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any Obligation shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by Borrower. The Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for, Other Taxes.

(c)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Obligor to a Governmental Authority pursuant to this Section 5, such Obligor shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, or a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)    Indemnification. The Obligors shall jointly and severally reimburse and indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

(e)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from, or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender shall deliver such other documentation prescribed by applicable law as reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(e)(ii)(A), (B) or (D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (and in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form) establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed originals of IRS Form W-8ECI (or successor form);

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form); or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-8ECI (or successor form), IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner.

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (and in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law as reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, such Lender shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5 (including by the payment of additional amounts pursuant to this Section 5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.03(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this

Section 5.03(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 5.03(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)    Mitigation Obligations. If Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 5.01 or this Section 5.03, then such Lender shall (at the request of Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the sole reasonable judgment of such Lender, such designation or assignment and delegation would (i) eliminate or reduce amounts payable pursuant to Section 5.01 or this Section 5.03, as the case may be, in the future, (ii) not subject such Lender to any unreimbursed cost or expense and (iii) not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

SECTION 6

CONDITIONS PRECEDENT

6.01    Conditions to the First Borrowing. The obligation of each Lender to make a Loan as part of the first Borrowing (the “First Borrowing”) shall not become effective until the following conditions precedent shall have been satisfied or waived in writing by the Lenders:

(a)    Borrowing Date. Such Borrowing shall occur on the Closing Date.

(b)    Amount of First Borrowing. The amount of such Borrowing shall equal $35,000,000.

(c)    Terms of Material Agreements, Etc. The Lenders shall be reasonably satisfied with the terms and conditions of all of the Obligors’ Material Agreements.

(d)    No Law Restraining Transactions. No applicable law or regulation shall restrain, prevent or, in the reasonable judgment of the Lenders, impose materially adverse conditions upon the Transactions.

(e)    Payment of Fees. The Lenders shall be satisfied with the arrangements to deduct the fees set forth in the Fee Letter (including the financing fee required pursuant to the Fee Letter) from the proceeds advanced.

(f)    Lien Searches. The Lenders shall be satisfied with Lien searches regarding Borrower and its Subsidiaries made prior to such Borrowing.

(g)    Documentary Deliveries. The Lenders shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to the Lenders:

(i)    Agreement. This Agreement, duly executed and delivered by Borrower and each of the other parties hereto.

(ii)    Disclosure Letter. The Disclosure Letter, duly executed and delivered by each Obligor.

(iii)    Security Documents.

(A)    The Security Agreement, duly executed and delivered by each of the Obligors.

(B)    Each of the Short-Form IP Security Agreements, duly executed and delivered by the applicable Obligor.

(C)    With respect to all Equity Interests owned by the Obligors required to be pledged under the Loan Documents, (I) to the extent that such Equity Interests are certificated or required to be certificated pursuant to the applicable issuer’s organizational documents, original share certificates or other documents or evidence of title, together with share transfer documents, undated and executed in blank and (II) to the extent that such Equity Interests are uncertificated and permitted to be uncertificated pursuant to the applicable issuer’s organizational documents, an issuer’s acknowledgment in form and substance reasonably satisfactory to Administrative Agent.

(D)    Duly executed control agreements in favor of Administrative Agent for the benefit of the Secured Parties for all Deposit Accounts, Securities Accounts and Commodity Accounts owned by the Obligors in the United States.

(E)    UCC-1 financing statements in proper form for filing against each Obligor in its jurisdiction of formation or incorporation, as the case may be.

(F)    Without limitation, all other documents and instruments reasonably required to perfect the Secured Parties’ Lien on, and security interest in, the Collateral required to be delivered on or prior to such Borrowing Date shall have been duly executed and delivered and be in proper form for filing, and shall create in favor of the Secured Parties, a perfected Lien on, and security interest in, the Collateral, subject to no Liens other than Permitted Liens.

(iv)    Fee Letter. The Fee Letter, duly executed and delivered by Borrower and Administrative Agent.

(v)    Perfection Certificate. The Perfection Certificate, duly executed and delivered by each Obligor.

(vi)    Approvals. Certified copies of all material licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including all foreign exchange approvals), and of all third-party consents and approvals, necessary in connection with the execution, delivery and performance by the Obligors of the Loan Documents and the Transactions.

(vii)    Corporate Documents. Certified copies of the constitutive documents of each Obligor (if publicly available in such Obligor’s jurisdiction of formation) and of resolutions of the Board of Directors (or shareholders, if applicable) of each Obligor authorizing the making and performance by it of the Loan Documents to which it is a party.

(viii)    Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of the Obligors.

(ix)    Officer’s Certificate. A certificate, dated such Borrowing Date and signed by the President, a Vice President or a financial officer of Borrower, confirming compliance with the conditions set forth in Section 6.04.

(x)    Opinions of Counsel. One or more opinions, dated such Borrowing Date, of counsel to each Obligor in form reasonably acceptable to the Lenders and their counsel, responsive to the requests set forth in Exhibit E.

(xi)    Insurance. Certificates of insurance evidencing the existence of all casualty and general liability insurance required to be maintained by the Obligors and their respective Subsidiaries pursuant to Section 8.05 and the designation of Administrative Agent as the lender’s loss payees or additional named insured, as the case may be, thereunder.

(xii)    Eye Point Securities Side Letter. The Eye Point Securities Side Letter, duly executed and delivered by Borrower, Eye Point Securities and each of the other parties thereto.

(xiii)    Payoff Letter. A duly executed and delivered payoff letter with respect to the Existing SWK Credit Agreement, together with a release of any Liens created in connection therewith on Borrower, its Subsidiaries and any of their assets and Properties, in each case in form and substance reasonably satisfactory to Administrative Agent.

6.02    Conditions to the Second Borrowing. The obligation of each Lender to make a Loan as part of a single second Borrowing (the “Second Borrowing”) is subject to the following conditions precedent, which shall have been satisfied or waived in writing by the Lenders:

(a)    First Borrowing. The First Borrowing shall have occurred.

(b)    Borrowing Date. Such Borrowing shall occur on or prior to June 30, 2019.

(c)    Amount of Borrowing. The amount of such Borrowing, in increments of $5,000,000, shall not exceed $15,000,000.

(d)    Financing Fee. Administrative Agent shall have received, for the account of each Lender, the fees then due and payable pursuant to the Fee Letter.

6.03    Conditions to the Third Borrowing. The obligation of each Lender to make a Loan as part of a single third Borrowing (the “Third Borrowing”) is subject to the following conditions precedent, which shall have been satisfied or waived in writing by the Lenders:

(a)    Prior Borrowings. The First Borrowing and the Second Borrowing shall have occurred.

(b)    Amount of Borrowing. Amount of Borrowing. The amount of such Borrowing, in increments of $5,000,000, shall not exceed $10,000,000.

(c)    Borrowing Milestone. Borrower shall have achieved the Third Borrowing Milestone.

(d)    Notice of Milestone Achievement. Borrower shall have delivered to Administrative Agent a notice certifying satisfaction of the Third Borrowing Milestone no later than thirty (30) days thereafter.

(e)    Audit. Administrative Agent shall have been reasonably satisfied with the results of its audit of Borrower’s Revenue by examining Borrower’s books and records.

(f)    Notice of Borrowing. A Notice of Borrowing shall have been received no later than sixty (60) calendar days after achievement by Borrower of the Third Borrowing Milestone.

(g)    Financing Fee. Administrative Agent shall have received, for the account of each Lender, the fees then due and payable pursuant to the Fee Letter.

6.04    Conditions to Each Borrowing. The obligation of each Lender to make a Loan as part of any Borrowing (including the First Borrowing) is also subject to satisfaction of the following further conditions precedent on the applicable Borrowing Date, which shall have been satisfied or waived in writing by the Lenders:

(a)    Commitment Period. Except in the case of any PIK Loan, such Borrowing Date shall occur during the Commitment Period.

(b)    No Default; Representations and Warranties. Except in the case of any PIK Loan, both immediately prior to the making of such Loan and after giving effect thereto and to the intended use thereof:

(i)    no Default shall have occurred and be continuing or would result from such proposed Loan or the application of the proceeds thereof; and

(ii)    the representations and warranties made in Section 7 shall be true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the Borrowing Date, and immediately after giving effect to the application of the proceeds of the Borrowing, with the same force and effect as if made on and as of such date (except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true and correct on such earlier date); and

(iii)    since June 30, 2018 no Material Adverse Change has occurred or is reasonably likely to occur after giving effect to such proposed Borrowing.

(c)    Notice of Borrowing. Except in the case of any PIK Loan, Administrative Agent shall have received a Notice of Borrowing as and when required pursuant to Section 2.02.

Each Borrowing shall constitute a certification by Borrower to the effect that the conditions set forth in this Section 6.04 have been fulfilled as of the applicable Borrowing Date.

SECTION 7

REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to Administrative Agent and the Lenders on the Closing Date, on each Borrowing Notice Date and on each Borrowing Date (other than a Borrowing Date of a PIK Loan) that:

7.01    Power and Authority. Each of Borrower and its Subsidiaries (a) is duly organized and validly existing under the laws of its jurisdiction of organization, (b) has all requisite corporate or other equivalent power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted except to the extent that failure to have the same could not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect, and (d) has full power, authority and legal right to make and perform each of the Loan Documents to which it is a party and, in the case of Borrower, to borrow the Loans hereunder.

7.02    Authorization; Enforceability. The Transactions are within each Obligor’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent action and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.03    Governmental and Other Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, and (iii) the filing of any applicable notices under securities laws, (b) will not violate any applicable material law or regulation or the charter, bylaws or other organizational documents of any Obligor, (c) will not violate in any material respect any order of any Governmental Authority, (d) will not violate or result in a default under any material indenture, agreement or other instrument binding upon Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (e) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of Borrower and its Subsidiaries.

7.04    Financial Statements; Material Adverse Change.

(a)    Financial Statements. Borrower has heretofore furnished to the Lenders certain financial statements as provided for in Section 8.01. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the previously-delivered statements of the type described in Section 8.01(a). Neither Borrower nor any of its Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed in the aforementioned financial statements (other than Permitted Indebtedness incurred after the date of such financial statements).

(b)    No Material Adverse Change. Since June 30, 2018, there has been no Material Adverse Change.

7.05    Properties.

(a)    Property Generally. Each Obligor has good title to, or valid leasehold interests in, all its real and personal Property material to its business, subject only to Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)    Intellectual Property. The Obligors represent and warrant to the Lenders as follows:

(i)    Schedule 7.05(b)(i) to the Disclosure Letter (as amended from time to time by Borrower in accordance with Section 7.20) contains:

(A)    a complete and accurate list of all applied for or registered Patents, owned by or licensed to any Obligor, including the jurisdiction and patent number;

(B)    a complete and accurate list of all applied for or registered Trademarks, owned by or licensed to any Obligor, including the jurisdiction, trademark application or registration number and the application or registration date;

(C)    a complete and accurate list of all applied for or registered Copyrights, owned by or licensed to any Obligor; and

(D)    a complete and accurate list of all trade names used by any Obligor.

(ii)    Except as set forth in Schedule 7.05(b)(ii) to the Disclosure Letter, each Obligor is the absolute beneficial owner of all right, title and interest in and to and has the right to use its Material Intellectual Property with no breaks in chain of title with good and marketable title, free and clear of any Liens or Claims of any kind whatsoever other than Permitted Liens.

(iii)    Except as set forth in Schedule 7.05(b)(iii) to the Disclosure Letter:

(A)    other than with respect to the Material Agreements, or as permitted by Section 9.09, the Obligors have not transferred ownership of Material Intellectual Property, in whole or in part, to any other Person who is not an Obligor;

(B)    other than (i) the Material Agreements, (ii) customary restrictions in in-bound licenses of Intellectual Property and non-disclosure agreements, or (iii) as would have been or is permitted by Section 9.09, there are no judgments, covenants not to sue, permits, grants, licenses, Liens (other than Permitted Liens), Claims, or other agreements or arrangements relating to the Material Intellectual Property, including any development, submission, services, research, license or support agreements, which bind, obligate or otherwise restrict the Obligors, the effect of which could reasonably be expected to result in a Material Adverse Effect;

(C)    (i) as of the Closing Date, the use of any of the Material Intellectual Property, to any Obligor’s Knowledge, does not in any material respect breach, violate, infringe or interfere with or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person and (ii) as of each Borrowing Notice Date and Borrowing Date (other than a Borrowing Date of a PIK Loan) after the Closing Date, the use of any of the Obligor Intellectual Property, to any Obligor’s Knowledge, does not breach, violate, infringe or interfere with or constitute a misappropriation of any valid rights arising under any Intellectual Property of any other Person, in each case, except as could not reasonably be expected to result in a Material Adverse Effect;

(D)    (i) there are no pending or, to any Obligor’s Knowledge, threatened in writing Claims against the Obligors asserted by any other Person relating to the Obligor Intellectual Property, including any Claims of adverse ownership, invalidity, infringement, misappropriation, violation or other opposition to or conflict with such Intellectual Property and (ii) no Obligor has received any written notice from any Person that any Obligor’s business, the use of the Obligor Intellectual Property, or the manufacture, use or sale of any product or the performance of any service by any Obligor infringes upon, violates or constitutes a misappropriation of, or may infringe upon, violate or constitute a misappropriation of, or otherwise interfere with, any other Intellectual Property of any other Person, in each case, (x) in any material respect as of the Closing Date and limited to Material Intellectual Property and (y) except as could not reasonably be expected to result in a Material Adverse Effect, as of each Borrowing Notice Date and Borrowing Date (other than a Borrowing Date of a PIK Loan) after the Closing Date;

(E)    no Obligor has any Knowledge that the Obligor Intellectual Property is being infringed, violated, misappropriated or otherwise used by any other Person without the express authorization of the Obligors (x) in any material respect as of the Closing Date and limited to Material Intellectual Property and (y) that could reasonably be expected to result in a Material Adverse Effect, as of each Borrowing Notice Date and Borrowing Date (other than a Borrowing Date of a PIK Loan) after the Closing Date. Without limiting the foregoing, no Obligor has put any other Person on notice of actual or potential infringement, violation or misappropriation of any of the Obligor Intellectual Property and no Obligor has initiated the enforcement of any Claim with respect to any of the Obligor Intellectual Property, in each case, that (x) could reasonably be expected to result in a material Loss to such Obligor as of the Closing Date and limited to Material Intellectual Property and (y) that could reasonably be expected to result in a Material Adverse Effect, as of each Borrowing Notice Date and Borrowing Date (other than a Borrowing Date of a PIK Loan) after the Closing Date;

(F)    to the Knowledge of the Obligors, the Obligor Intellectual Property is all the Intellectual Property necessary for the operation of Obligors’ business as it is currently conducted or as currently contemplated to be conducted, the failure of which to own or license could reasonably be expected to result in a Material Adverse Effect;

(G)    each Obligor has taken reasonable precautions to protect the secrecy, confidentiality and value of its Material Intellectual Property consisting of trade secrets and confidential information;

(H)    as of the Closing Date, each Obligor has delivered to Administrative Agent accurate and complete copies of all Material Agreements relating to the Obligor Intellectual Property; and

(I)    there are no pending or, to the Knowledge of any of the Obligors, threatened in writing Claims against the Obligors asserted by any other Person relating to the Material Agreements, including any Claims of breach or default under such Material Agreements that, in each case, could reasonably be expected to result in a Material Adverse Effect.

(iv)    With respect to the Material Intellectual Property consisting of Patents, except as set forth in Schedule 7.05(b)(iii) to the Disclosure Letter, and without limiting the representations and warranties in Section 7.05(b)(iii):

(A)    each of the issued claims in such Patents, to Obligors’ Knowledge, is valid and enforceable;

(B)    to any Obligor’s Knowledge, all prior art material to such Patents was adequately disclosed to or considered by the respective patent offices during prosecution of such Patents to the extent required by applicable law or regulation except where the failure to do so could not reasonably be expected to result in such Patents being invalid or unenforceable;

(C)    no Obligor has received an opinion, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any of such Patents is more likely than not to succeed; and

(D)    all maintenance fees, annuities, and the like due or payable on the Patents have been timely paid or the failure to so pay was the result of an intentional decision by the applicable Obligor or would not reasonably be expected to result in a Material Adverse Change.

(c)    Material Intellectual Property. Schedule 7.05(c) to the Disclosure Letter (as amended from time to time by Borrower in accordance with Section 7.20) contains an accurate list of the Obligor Intellectual Property that constitutes Material Intellectual Property with an indication as to whether the applicable Obligor owns or has an exclusive or non-exclusive license to such Obligor Intellectual Property.

7.06    No Actions or Proceedings.

(a)    Litigation. There is no litigation, investigation or proceeding pending or, to any Obligor’s Knowledge, threatened in writing with respect to Borrower and its Subsidiaries by or before any Governmental Authority or arbitrator (i) that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as specified in Schedule 7.06 to the Disclosure Letter or (ii) that involves this Agreement or the Transactions.

(b)    Environmental Matters. The operations and Property of Borrower and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

(c)    Labor Matters. Borrower and its Subsidiaries have not engaged in unfair labor practices and there are no labor actions or disputes involving the employees of Borrower or its Subsidiaries, except, in each case, to the extent, individually or in the aggregate, any such practices, actions or disputes could not reasonably be expected to result in a Material Adverse Effect.

7.07    Compliance with Laws and Agreements. Each of the Obligors is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

7.08    Taxes. All federal, state and material local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been timely filed with the appropriate Governmental Authorities, all such Tax Returns are true, correct and complete in all material respects, and all Taxes reflected therein or otherwise due and payable have been timely paid (except for those contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP). As of the Closing Date, no material Tax Return is under audit or examination by any Governmental Authority and no notice of any material audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees in all material respects for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable Laws and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

7.09    Full Disclosure. Obligors have disclosed to Administrative Agent and the Lenders all Material Agreements to which any Obligor is subject as of the Closing Date, and all other matters to any Obligor’s Knowledge, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information (other than information of a general economic or industry specific nature) furnished by or on behalf of any Obligor to Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains when furnished any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information or other forward-looking information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such information is as to future events and is not to be viewed as facts, is subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower and its Subsidiaries, that no assurance can be given that any particular projection, estimate or forecast will be realized and that actual results during the period or periods covered by any such projections, estimate, budgets or forecasts may differ significantly from the projected results and such differences may be material).

7.10    Regulation.

(a)    Investment Company Act. Neither Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

(b)    Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans will be used to buy or carry any Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock.

(c)    OFAC; Sanctions, Etc. Neither Borrower nor any of its Subsidiaries or, to the knowledge of any Obligor, any Related Person (i) is currently the subject of any Sanctions or is a Sanctioned Person, (ii) is located (or has its assets located), organized or residing in any Sanctioned Jurisdiction, except to the extent authorized under applicable Sanctions, (iii) is or has been (within the previous five (5) years) engaged in any impermissible transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Sanctioned Jurisdiction, (iv) directly or indirectly derives revenues from impermissible investments in, or transactions with, Sanctioned Persons, (v) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws, or (vi) has violated any Anti-Money Laundering Laws. No Loan, nor the proceeds from any Loan, has been or will be used, directly or indirectly, to lend, contribute or provide to, or has been or will be otherwise made available to fund, any impermissible activity or business of any Person located, organized or residing in any Sanctioned Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including the Lender and its Affiliates) of Sanctions or otherwise in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. Each of Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Related Persons with the Anti-Corruption Laws.

7.11    Solvency. The Obligors on a consolidated basis are, and immediately after giving effect to the Borrowing and the use of proceeds thereof will be, Solvent.

7.12    Subsidiaries. Set forth on Schedule 7.12 to the Disclosure Letter is a complete and correct list of all Subsidiaries as of the Closing Date. As of the Closing Date, each such Subsidiary is duly organized and validly existing under the jurisdiction of its organization shown in said Schedule 7.12 to the Disclosure Letter, and the percentage ownership by Borrower of each such Subsidiary is as shown in said Schedule 7.12 to the Disclosure Letter as of the Closing Date.

7.13    [Reserved.]

7.14    Material Agreements. Set forth on Schedule 7.14 to the Disclosure Letter (as amended from time to time by Borrower in accordance with Section 7.20) is a complete and correct list of (i) each Material Agreement and (ii) each agreement creating or evidencing any Material Indebtedness. No Obligor is in default under any such Material Agreement or agreement creating or evidencing any Material Indebtedness (x) as of the Closing Date and (y) except as could not reasonably be expected to result in a Material Adverse Effect, as of each Borrowing Notice Date and Borrowing Date (other than a Borrowing Date of a PIK Loan). Except as otherwise disclosed on Schedule 7.14 to the Disclosure Letter, all material vendor purchase agreements and provider contracts of the Obligors are in full force and effect.

7.15    Restrictive Agreements. None of the Obligors is subject to any Restrictive Agreement, except those listed on Schedule 7.15 to the Disclosure Letter or otherwise permitted under Section 9.11.

7.16    Real Property.

(a)    Generally. As of the Closing Date, no Obligor owns or leases (as tenant thereof) any real property, except as described on Schedule 7.16 to the Disclosure Letter.

(b)    Borrower Lease. (i) As of the Closing Date, Borrower has delivered a true, accurate and complete copy of the Borrower Lease to Administrative Agent.

(ii)    As of the Closing Date, (A) the Borrower Lease is in full force and effect, (B) no material default has occurred under the Borrower Lease and (C) to the Knowledge of Borrower, there is no existing condition which, but for the passage of time or the giving of notice, could reasonably be expected to result in a material default under the terms of the Borrower Lease.

(c)    An Obligor is the tenant under the Borrower Lease and has not transferred, sold, assigned, conveyed, disposed of, mortgaged, pledged, hypothecated, or encumbered any of its material interest under, the Borrower Lease except to the extent permitted under Sections 9.02 and 9.09.

7.17    Pension Matters. Schedule 7.17 to the Disclosure Letter sets forth, as of the Closing Date, a complete and correct list of, and that separately identifies, (a) all Title IV Plans and (b) all Multiemployer Plans. Except for those that could not, in the aggregate, have a Material Adverse Effect, (x) each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, (y) there are no existing or pending (or to the Knowledge of any Obligor or Subsidiary thereof, threatened in writing) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Obligor or Subsidiary thereof incurs or otherwise has or could have an obligation or any liability or Claim and (z) no ERISA Event is reasonably expected to occur. Borrower and each of its ERISA Affiliates has met all applicable requirements under the ERISA Funding Rules with respect to each Title IV Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained. As of the most recent valuation date for any Title IV Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date. As of the Closing Date, no ERISA Event has occurred in connection with which material obligations and liabilities (contingent or otherwise) remain outstanding. No ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal from any Multiemployer Plan on the date this representation is made.

7.18    Collateral; Security Interest. Each Security Document is effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral subject thereto and each such security interest is perfected to the extent required by (and has the priority required by) the applicable Security Document. The Security Documents collectively are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral, which security interests are first-priority (subject only to Permitted Liens), in each case to the extent required by the Security Documents.

7.19    Regulatory Approvals. Borrower and its Subsidiaries hold, and will continue to hold, either directly or through licensees and agents, all Regulatory Approvals, licenses, permits and similar governmental authorizations of a Governmental Authority necessary or required for Borrower and its Subsidiaries to conduct their operations and business in the manner currently conducted, in each case that are material to the business.

7.20    Update of Schedules. Each of Schedules 7.05(b)(i), 7.05(c) and 7.14 to the Disclosure Letter may be updated by Borrower from time to time in order to ensure the continued accuracy of such Schedule as of any upcoming date on which representations and warranties are made incorporating the information contained on such Schedule. Such update may be accomplished by Borrower providing to Administrative Agent, in writing (including by electronic means), a revised version of such Schedule in accordance with the provisions of Section 13.02. Each such updated Schedule shall be effective immediately upon the receipt thereof by Administrative Agent.

SECTION 8

AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees with Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full in cash:

8.01    Financial Statements and Other Information. Borrower will furnish to Administrative Agent (and, in the case of Sections 8.01(a) through (c), (j) and (k), CRG Partners IV L.P. (or any of its Affiliates designated by it):

(a)    as soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year (or 75 days, in the case of the fourth fiscal quarter), the consolidated balance sheets of the Obligors as of the end of such quarter, and the related consolidated statements of earnings of Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and a consolidated statement of cash flows for the period beginning with the first day of such fiscal year and ending on the last day of such fiscal quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of Borrower stating that such financial statements fairly present in all material respects the financial condition of Borrower and its Subsidiaries as at such date and the results of operations of Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

(b)    as soon as available and in any event within 90 days after the end of each fiscal year, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders’ equity and cash flows of Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report and opinion thereon of Deloitte & Touche LLP or another firm of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception or any qualification or exception as to the scope of such audit (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by Borrower’s independent certified public accountants or to the extent any such qualification results solely form a current maturity of the Loans; for purposes of clarity, a “going concern” statement or explanatory note shall not be a qualification for purposes hereof);

(c)    together with the financial statements required pursuant to Sections 8.01(a) and (b), a compliance certificate of a Responsible Officer as of the end of the applicable accounting period (which delivery may, unless a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) in the form of Exhibit D (a “Compliance Certificate”);

(d)    [reserved];

(e)    as soon as available, but in no event later than 90 days after the end of each fiscal year, a consolidated financial forecast for Borrower and its Subsidiaries for the following three fiscal years, including forecasted consolidated balance sheets, consolidated statements of earnings and cash flows of Borrower and its Subsidiaries;

(f)    [reserved];

(g)    promptly, and in any event within five Business Days after receipt thereof by an Obligor thereof, copies of each notice or other correspondence received from any securities regulator or exchange to the authority of which an Obligor may become subject from time to time concerning any material investigation or possible material investigation regarding financial or other operational results of such Obligor;

(h)    the information regarding insurance maintained by the Obligors and their respective Subsidiaries as required under Section 8.05;

(i)    promptly following Administrative Agent’s request at any time, evidence of Borrower’s compliance with Section 10.01;

(j)    within five (5) days of delivery, copies of all statements, reports and notices (including board kits but excluding any statements, reports and notices that are administrative or ministerial in nature) made available to Borrower’s board of directors, holders of Borrower’s Equity Interests or holders of Permitted Priority Debt; provided that any such material may be redacted by Borrower to (i) exclude information relating to the Lenders (including Borrower’s strategy regarding the Loans, (ii) preserve attorney-client privilege or (iii) protect individually identifiable health information (as defined under HIPAA) or other confidential information relating to healthcare patients; provided, in the case of this clause (iii), that Borrower shall first inform Administrative Agent of the need for any such redaction and if, at the option of Administrative Agent, Administrative Agent agrees to enter into a business associate agreement in form and substance reasonably satisfactory to Borrower and Administrative Agent, Borrower shall provide any such material without redaction; and

(k)    promptly following Administrative Agent’s request from time to time, such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors pursuant to or in response to any environmental, social and governance policies and questionnaires of Administrative Agent or any Lender.

Documents required to be delivered pursuant to Section 8.01 or Section 8.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which (x) Borrower posts such documents, or provides a link thereto, on Borrower’s website or (y) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that (1) Borrower shall provide Administrative Agent notice of each such deemed electronic delivery in this paragraph and (2) if requested by Administrative Agent or any Lender, Borrower shall provide to Administrative Agent or such Lender by electronic mail electronic versions (i.e., soft copies) of such documents.

8.02    Notices of Material Events.

(a)    Borrower will furnish to Administrative Agent written notice of the following (x) when required pursuant to the applicable clause below or (y) otherwise promptly after a Responsible Officer first learns of the existence of:

(i)    the occurrence of any Default;

(ii)    notice of the occurrence of any event with respect to an Obligor’s property or assets resulting from an Involuntary Disposition aggregating $2,000,000 (or the Equivalent Amount in other currencies) or more;

(iii)    [reserved];

(iv)    together with each Compliance Certificate required pursuant to Section 8.01(c), the assertion in writing of any environmental matter by any Person against, or with respect to the activities of, Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations which could reasonably be expected to involve damages in excess of $1,000,000 other than any environmental matter or alleged violation that could not (either individually or in the aggregate) have a Material Adverse Effect;

(v)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any of its Affiliates that, could reasonably be expected to result in a Material Adverse Effect;

(vi)    (A) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV Plan, a copy of such notice and (B) promptly, and in any event within ten days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(vii)    (A) the termination of any Material Agreement (other than upon the expiration thereof in accordance with its terms); (B) the receipt by Borrower or any of its Subsidiaries of any notice of default under any Material Agreement; or (C) together with each Compliance Certificate required pursuant to Section 8.01(c), the entering into of any new Material Agreement by an Obligor or any material amendment to a Material Agreement or the receipt by Borrower of any of its Subsidiaries of any material notice under any Material Agreement;

(viii)    the reports and notices as required by the Security Documents;

(ix)    together with each Compliance Certificate required pursuant to Section 8.01(c), notice of any material change in accounting policies or financial reporting practices implemented by the Obligors to the extent such change would cause any amount required to be determined for the purposes of the covenants to be maintained or calculated pursuant to Section 8, 9 or 10 to be materially different than the amount that would be determined prior to such change;

(x)    a material change to any insurance policy required to be maintained pursuant to Section 8.05 that is adverse to any Obligor;

(xi)    together with each Compliance Certificate required pursuant to Section 8.01(c), any licensing agreement or arrangement entered into by Borrower or any Obligor in connection with any infringement or alleged infringement of the Intellectual Property of another Person that could have reasonably be expected to have resulted in Losses to the Borrower and its Subsidiaries in excess of $1,000,000;

(xii)    the receipt of any written complaint, material notification or other material written communication from the FDA or any other Governmental Authority, including, but not limited to, with respect to Borrower, any Subsidiary or any Product; and

(xiii)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02(a) shall be accompanied by a statement of a financial officer or other executive officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(b)    Borrower will furnish to Administrative Agent, concurrently with the delivery of financial statements under Section 8.01(a), written notice of the creation or other acquisition of any Intellectual Property by any Obligor after the Closing Date and during such prior fiscal quarter which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, or with any other equivalent foreign Governmental Authority.

(c)    Borrower will furnish to Administrative Agent written notice of any change to any Obligor’s ownership of Deposit Accounts, Securities Accounts and Commodity Accounts, by delivering to Administrative Agent an updated Schedule 7 to the Security Agreement setting forth a complete and correct list of all such accounts within ten (10) days of such change.

(d)    Borrower promptly will furnish to Administrative Agent such other information respecting the operations, properties, business or condition (financial or otherwise) of the Obligors (including with respect to the Collateral) as Administrative Agent may from time to time reasonably request.

8.03    Existence; Conduct of Business. Such Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except as could not reasonably be expected to result in a Material Adverse Effect, the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 9.03.

8.04    Payment of Obligations. Such Obligor will, and will cause each of its Subsidiaries to, pay and discharge its obligations, including (i) all federal and state income and all other material Taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Borrower or any Subsidiary, except to the extent such Taxes, fees, assessments or governmental charges or levies, or such claims are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; and (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien.

8.05    Insurance. Such Obligor will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Upon the request of Administrative Agent or the Majority Lenders, such Obligor shall furnish Administrative Agent from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies. Such Obligor also shall furnish to Administrative Agent from time to time upon the request of Administrative Agent or the Majority Lenders a certificate from such Obligor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect. Such Obligor shall use commercially reasonable efforts to ensure, or cause others to ensure, that all insurance policies required under this Section 8.05 shall provide that they shall not be terminated or cancelled without at least 30 days’ prior written notice (or such lesser period as Administrative Agent may otherwise agree in its reasonable discretion (which in any event may be ten days prior written notice in the case of non-payment of premiums)) to such Obligor and Administrative Agent. Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle the Secured Parties to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this Section 8.05 or otherwise to obtain similar insurance in place of such policies, in each case at the expense of such Obligor (payable within fifteen (15) days of receipt of a reasonably detailed invoice). The amount of any such expenses shall accrue interest at the Default Rate if not paid when due, and shall constitute “Obligations”. Notwithstanding the foregoing, so long as no Event of Default exists, subject to Section 3.03(b), Borrower and its Subsidiaries may retain all or any portion of the proceeds of any insurance of Borrower and its Subsidiaries (and Administrative Agent shall promptly remit to Borrower or the applicable Subsidiary any proceeds with respect to such insurance received by Administrative Agent).

8.06    Books and Records; Inspection Right.

(a)    Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made sufficient for the preparation of financial statements in accordance with GAAP.

(b)    Such Obligor will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent and, for so long as CRG Partners IV L.P. is an Affiliate of Administrative Agent or a Lender, CRG Partners IV L.P. (or any of its Affiliates designated by it), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, to inspect its facilities and to discuss its affairs, finances and condition with its officers and independent accountants (so long as a representative of Borrower is provided a reasonable opportunity to participate in any such discussion), all at such reasonable times and intervals (but not more often than once per year for each of Administrative Agent and CRG Partners IV L.P. unless an Event of Default has occurred and is continuing) as Administrative Agent, CRG Partners IV L.P. (or any of its Affiliates designated by it), as applicable, may request; provided that any such books and records and other material may be redacted in accordance with Section 8.01(j). All such visits and examinations pursuant to this Section 8.06(b) shall comply with Borrower’s or its Subsidiaries’ policies and protocols for safety for visitors to its facilities, including visits to any manufacturing areas.

(c)    For so long as CRG Partners IV L.P. is an Affiliate of Administrative Agent or a Lender, CRG Partners IV L.P. (or any of its Affiliates designated by it), and any representatives designated by Administrative Agent, CRG Partners IV L.P., or any such Affiliate, shall be entitled to consult with and advise management of the Obligors on matters relating to the operation and business of such Obligors, including management’s proposed annual operating plans and budgets, and management will use commercially reasonable efforts to make itself available to meet with Administrative Agent, CRG Partners IV L.P., or any such Affiliate, or any representatives designated by Administrative Agent, CRG Partners IV L.P., or such Affiliate, regularly during each year (but not more often than once per year in total for all such meetings unless an Event of Default has occurred and is continuing) at a mutually agreeable location and at reasonable and mutually agreeable times for such consultation and advice and to review progress in achieving said plans; provided that such meetings do not cause any material disruption of the business of the Obligors and the Obligors sole obligation with respect to such consultation and advice shall be to participate in such meetings and the Obligors shall not be required to take any further action with respect to such consultation and advice.

(d)    The Obligors shall pay all reasonable and documented out-of-pocket costs of all such inspections and meetings; provided that, so long as no Event of Default has occurred and is continuing, (i) in the case of inspections, the Obligors shall not be required to pay such expenses for more than one (1) inspection for each fiscal year and (ii) in the case of meetings, the Obligors shall not be obligated to pay such expenses for more than one (1) meeting per fiscal year.

(e)    If Administrative Agent’s or CRG Partners IV L.P.’s (or any of its Affiliates’ designated by it) outside counsel reasonably determines in writing that other rights of consultation are necessary under applicable legal authorities promulgated after the Closing Date to preserve the qualification of Administrative Agent’s or CRG Partners IV L.P.’s (or any of its Affiliates’ designated by it), or any Lender’s investment as a “venture capital investment” for purposes of ERISA, the Obligors will work in good faith to agree to an amendment to this Section 8.06 to reflect such other rights at CRG Partners IV L.P.’s or any such Affiliate’s sole expense.

(f)    It is understood and agreed by all parties hereto that the rights of Administrative Agent and CRG Partners IV L.P. under this Section 8.06 are separate and that each of Administrative Agent and CRG Partners IV L.P. may exercise its rights individually (provided that each of Administrative Agent and CRG Partners IV L.P. will use commercially reasonable efforts to cooperate in the exercise of their rights hereunder so as to limit the number of visits and inspections).

8.07    Compliance with Laws and Other Obligations. Such Obligor will, and will cause each of its Subsidiaries to, (i) comply in all respects with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and (ii) comply in all respects with all terms of Material Indebtedness and all other Material Agreements; except in each case of clause (i) and (ii) where failure to comply would not reasonably be expected to have a Material Adverse Effect.

8.08    Maintenance of Properties, Etc.

(a)    Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other Persons of similar character and size, ordinary wear and tear and damage from casualty or condemnation excepted.

(b)    Without limiting the generality of Section 8.08(a), each Obligor shall comply with each of the following covenants with respect to the Borrower Lease:

(i)    Borrower shall diligently perform and timely observe all of the terms, covenants and conditions of the Borrower Lease on the part of Borrower to be performed and observed prior to the expiration of any applicable grace period therein provided, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and do everything commercially reasonable to preserve and to keep unimpaired and in full force and effect the Borrower Lease.

(ii)    No later than the date that the next Compliance Certificate is required pursuant to Section 8.01(c), Borrower shall notify Administrative Agent of the giving of any written notice by Borrower Landlord to Borrower of any default by Borrower thereunder, and deliver to Administrative Agent a true copy of each such notice; provided that Borrower shall promptly notify Administrative Agent of any default under the Borrower Lease that provides

Borrower Landlord the right to terminate the Borrower Lease. If Borrower shall be in material default under the Borrower Lease, Administrative Agent and the Lenders shall have the right (but not the obligation) to cause the default or defaults under the Borrower Lease to be remedied and otherwise exercise any and all rights of Borrower under the Borrower Lease, as may be necessary to prevent or cure any default subject to any limitations set forth in Section 8.06(b). Administrative Agent and the Lenders shall have the right to enter all or any portion of the Property, at such times and in such manner as Administrative Agent or the Majority Lenders reasonably deem necessary, to prevent or to cure any such default. Without limiting the foregoing, upon any such default, Borrower shall promptly execute, acknowledge and deliver to Administrative Agent such instruments as may reasonably be required of Borrower to permit Administrative Agent and the Lenders to cure any default under the Borrower Lease or permit Administrative Agent and the Lenders to take such other action required to enable Lenders to cure or remedy the matter in default and preserve the security interest of Lenders under the Loan Documents with respect to the Borrower Facility. Any amounts paid by Administrative Agent or any Lender pursuant to this Section 8.08(b) shall be payable on demand by Obligors, shall accrue interest at the Default Rate if not paid on demand, and shall constitute “Obligations.”

(iii)    Borrower shall use commercially reasonable efforts to enforce, in a commercially reasonable manner, each material covenant or obligation of Borrower Landlord in the Borrower Lease in accordance with its terms. Borrower shall furnish to Administrative Agent all information that Administrative Agent or the Lenders may reasonably request from time to time in the possession of Borrower (or reasonably available to Borrower) concerning the Borrower Lease and Borrower’s compliance with the Borrower Lease.

(iv)    Borrower, promptly upon Borrower obtaining Knowledge that Borrower Landlord has failed to perform the material terms and provisions under the Borrower Lease and promptly upon Borrower obtaining Knowledge of a rejection or disaffirmance or purported rejection or disaffirmance of the Borrower Lease pursuant to any state or federal bankruptcy law, shall notify Administrative Agent thereof. Borrower shall promptly notify Administrative Agent of any written request that any party to the Borrower Lease makes for arbitration or other dispute resolution procedure pursuant to the Borrower Lease that could reasonably be expected to result in Loss to the Borrower and its Subsidiaries in excess of $5,000,000 and of the institution of any such arbitration or dispute resolution. Upon the occurrence and during the continuance of an Event of Default, Borrower authorizes Administrative Agent to attend and participate in any such arbitration or dispute resolution but such participation shall not be to the exclusion of Borrower; provided, however, that, in any case, Borrower shall consult with Administrative Agent with respect to the matters related thereto. Borrower shall promptly deliver to Administrative Agent a copy of the determination of each such arbitration or dispute resolution mechanism.

(v)    If, in connection with the exercise of their remedies pursuant to Section 11.02 during the existence of an Event of Default, Administrative Agent, any Lender or any of their respective designees shall acquire or obtain a new Borrower Lease following a termination of the Borrower Lease not otherwise permitted hereunder, then Borrower shall have no right, title or interest whatsoever in or to such new Borrower Lease, or any proceeds or income arising from the estate arising under any such new Borrower Lease, including from any sale or other disposition thereof. Administrative Agent, such Lender or such designee shall hold such new Borrower Lease free and clear of any right or claim of Borrower.

(vi)    Borrower shall promptly, after obtaining Knowledge of such filing, notify Administrative Agent orally of any filing by or against Borrower Landlord under the Borrower Lease of a petition under the Bankruptcy Code or other applicable law. Borrower shall thereafter promptly give written notice of such filing to Administrative Agent, setting forth any material information available to Borrower with respect to such filing as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly upon request of Administrative Agent deliver to Administrative Agent any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

8.09    Licenses. Such Obligor shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other Governmental Approvals necessary in connection with the execution, delivery and performance of the Loan Documents, the consummation of the Transactions or the operation and conduct of its business and ownership of its properties, except, in each case, where failure to do so could not reasonably be expected to have a Material Adverse Effect.

8.10    Action under Environmental Laws. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, such Obligor shall, and shall cause each of its Subsidiaries to, upon becoming aware of the presence of any Hazardous Materials or the existence of any environmental liability under applicable Environmental Laws with respect to their respective businesses, operations or properties, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of their respective businesses, operations or properties, including all required removal, containment and remedial actions, and restore their respective businesses, operations or properties to a condition in compliance with applicable Environmental Laws.

8.11    Use of Proceeds. The proceeds of the Loans will be used only as provided in Section 2.04. No part of the proceeds of the Loans will be used, whether directly or indirectly, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

8.12    Certain Obligations Respecting Subsidiaries; Further Assurances.

(a)    Subsidiary Guarantors. Such Obligor will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries (other than (x) any Excluded Foreign Subsidiary not required to be a Subsidiary Guarantor under Section 8.12(b)(i) and (y) Eye Point Securities, except as required pursuant to Sections 8.12(c) and 11.02), are “Subsidiary Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary (other than any new Excluded Foreign Subsidiary not required to be a Subsidiary Guarantor under Section 8.12(b)(i)), such Obligor and its Subsidiaries will, within thirty (30) days of such formation or acquisition (or such longer period as may be agreed by Administrative Agent in its sole discretion):

(i)    cause such new Subsidiary to become a “Subsidiary Guarantor” hereunder, and a “Grantor” under the Security Agreement, pursuant to a Guarantee Assumption Agreement;

(ii)    take such action or cause such Subsidiary to take such action (including delivering such shares of stock together with undated transfer powers executed in blank) as shall be necessary to create and perfect valid and enforceable first priority (subject to Permitted Priority Liens) Liens on substantially all of the property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder, in each case, to the extent required by the Security Agreement;

(iii)    to the extent that the parent of such Subsidiary is not a party to the Security Agreement or has not otherwise pledged Equity Interests in its Subsidiaries in accordance with the terms of the Security Agreement and this Agreement, cause the parent of such Subsidiary to execute and deliver a pledge agreement in favor of the Secured Parties in respect of all outstanding issued shares of such Subsidiary; and

(iv)    deliver such evidence of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 or as Administrative Agent shall have reasonably requested.

(b)    Excluded Foreign Subsidiaries.

(i)    In the event that, as of the end of any fiscal quarter, Excluded Foreign Subsidiaries have, in the aggregate, (A) total Revenues for the four-quarter period ending as of such fiscal quarter constituting 10% or more of the total Revenues of Borrower and its Subsidiaries on a consolidated basis for the four-quarter period ending as of such fiscal quarter, or (B) total assets as of the end of such fiscal quarter constituting 10% or more of the total assets of Borrower and its Subsidiaries on a consolidated basis as of the end of such fiscal quarter, promptly (and, in any event, no later than the date a Compliance Certificate is required pursuant to Section 8.01(c) for such fiscal quarter) (or such longer time as consented to by Administrative Agent in writing) Obligors shall cause one or more of such Excluded Foreign Subsidiaries to become Subsidiary Guarantors in the manner set forth in Section 8.12(a), such that, after such Subsidiaries become Subsidiary Guarantors, the non-guarantor Excluded Foreign Subsidiaries in the aggregate shall cease to have Revenues or assets, as applicable, that meet the thresholds set forth in clauses (A) and (B) above; provided that no Excluded Foreign Subsidiary shall be required to become a Subsidiary Guarantor if doing so would result in material adverse tax consequences for Borrower and its Subsidiaries, taken as a whole.

(ii)    With respect to each First-Tier Foreign Subsidiary, such Obligor shall grant a security interest in and Lien on (A) if such grant and Lien would result in material adverse tax consequences for Borrower and its Subsidiaries, taken as a whole, 65% of each class of voting Equity Interests and 100% of all other Equity Interests in such First-Tier Foreign Subsidiary in favor of the Secured Parties as Collateral for the Obligations and (B) in any other case, 100% of the Equity Interests of such First-Tier Foreign Subsidiary in favor of the Secured Parties as Collateral for the Obligations, in each case including entering into any necessary local law security documents and delivery of certificated securities issued by such First-Tier Foreign

Subsidiary as required by this Agreement or the Security Agreement. Without limiting the generality of the foregoing, in the event that any Obligor shall form or acquire any new Subsidiary that is a First-Tier Foreign Subsidiary, such Obligor will promptly and in any event within thirty (30) days of the formation or acquisition of such Subsidiary (or such longer time as consented to by Administrative Agent in writing) grant a security interest in and Lien on (A) if such grant and Lien would result in material adverse tax consequences for Borrower and its Subsidiaries, taken as a whole, 65% of each class of voting Equity Interests and 100% of all other Equity Interests in such First-Tier Foreign Subsidiary in favor of the Secured Parties as Collateral for the Obligations and (B) in any other case, 100% of the Equity Interests of such First-Tier Foreign Subsidiary in favor of the Secured Parties as Collateral for the Obligations, in each case including entering into any necessary local law security documents and delivery of certificated securities issued by such First-Tier Foreign Subsidiary as required by this Agreement or the Security Agreement. Notwithstanding the foregoing, Administrative Agent has the sole discretion to waive any requirements described in this Section 8.12(b)(ii), including any local law security documents, if the costs of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties under the Loan Documents of the security to be afforded thereby.

(c)    Further Assurances. Such Obligor will, and will cause each of its Subsidiaries (other than Eye Point Securities unless it is a Subsidiary Guarantor) to, take such action from time to time as shall reasonably be requested by Administrative Agent to effectuate the purposes and objectives of this Agreement.

Without limiting the generality of the foregoing, each Obligor will, and will cause each Person that is required to be a Subsidiary Guarantor to, take such action from time to time (including executing and delivering such assignments, security agreements, control agreements and other instruments) as shall be reasonably requested by Administrative Agent to create, in favor of the Secured Parties, perfected security interests and Liens in substantially all of the property of such Obligor as collateral security for the Obligations; provided that any such security interest or Lien and the requirement to perfect any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

Notwithstanding anything to the contrary contained in any Loan Document, unless an Event of Default shall have occurred and the Majority Lenders shall have elected to exercise such remedies described in clause (iii) of Section 11.02, Eye Point Securities shall not be required to become a Subsidiary Guarantor or grant a lien on any of its assets in favor of the Secured Parties to the extent that becoming a Subsidiary Guarantor or granting a lien on any of its assets in favor of the Lenders would result in adverse tax consequences for Eye Point Securities, including as a result of Eye Point Securities’ failure to qualify as a Massachusetts security corporation under Mass. Gen. L. c. 63, §38B.

8.13    Termination of Non-Permitted Liens. In the event that Borrower or any of its Subsidiaries shall become aware or be notified by Administrative Agent or any Lender of the existence of any outstanding Lien against any Property of Borrower or any of its Subsidiaries, which Lien is not a Permitted Lien, the applicable Obligor shall use its best efforts to promptly terminate or cause the termination of such Lien.

8.14    Intellectual Property. In the event that the Obligors acquire Obligor Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Obligor Intellectual Property shall automatically constitute part of the Collateral under the Security Documents, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Obligor Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein). Borrower shall provide notice thereof as set forth in Section 8.02(b) and shall execute and deliver to Administrative Agent Short-Form IP Security Agreements regarding all incremental applied-for or registered Intellectual Property within thirty (30) days of such notice.

8.15    Consent of Licensors. No later than the next date the Compliance Certificate is required pursuant to Section 8.01(c), after entering into or becoming bound by any Permitted Exclusive License or Material Agreement after the date hereof, the Obligors shall (a) provide written notice to Administrative Agent of the material terms of such license or agreement, and (b) in good faith take such commercially reasonable actions as Administrative Agent may reasonably request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) the applicable Obligor’s interest in such licenses or contract rights to be deemed Collateral and for Administrative Agent to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future and (ii) Administrative Agent to have the ability in the event of a liquidation of any of the Collateral to dispose of such Collateral in accordance with Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents, subject to such Collateral remaining subject to such license or other agreement notwithstanding such disposal; provided, that, the failure to obtain any such consent or waiver shall not by itself constitute a Default.

8.16    Post-Closing Items. Within 30 days of the Closing Date (or such later date as Administrative Agent may agree in its sole discretion), Borrower shall (i) deliver to Administrative Agent a Landlord Consent in respect of the Borrower Facility, (ii) use commercially reasonable efforts to deliver to Administrative Agent a Landlord Consent in respect of each of its leased properties (other than the Borrower Facility) (iii) deliver the endorsements of insurance required to be maintained by the Obligors and their respective Subsidiaries pursuant to Section 8.05 and the designation of Administrative Agent as the lender’s loss payee or additional named insured, as the case may be, thereunder, and (iv) deliver to Administrative Agent the certificates or instruments representing or evidencing the Initial Pledges Shares (as defined in the Security Agreement) of pSiMedica Limited, a limited company registered in England and Wales, duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as Administrative Agent may reasonably request; provided that, to the extent any representation and warranty would not be true or any provision of any covenant would be breached, in each case, solely because the actions required by this Section 8.16 are not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct with respect to such action, or the respective covenant complied with, only at the time the respective action is taken (or was required to be taken) in accordance with this Section 8.16.

SECTION 9

NEGATIVE COVENANTS

Each Obligor covenants and agrees with Administrative Agent and the Lenders that, until the Commitments have expired or been terminated and all Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full in cash:

9.01    Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, whether directly or indirectly, except:

(a)    the Obligations;

(b)    Indebtedness existing on the Closing Date and set forth on Schedule 9.01(b) to the Disclosure Letter and Permitted Refinancings thereof; provided that, in each case, such Indebtedness is subordinated to the Obligations on terms satisfactory to the Majority Lenders;

(c)    Permitted Priority Debt; provided that the Permitted Priority Debt Conditions shall have been met at the time the definitive credit or loan agreement in respect of such Permitted Priority Debt is executed and delivered;

(d)    Indebtedness with respect to outstanding letters of credit, banker’s acceptances or similar instruments posted in the ordinary course of business; provided that the outstanding principal amount of such Indebtedness shall not exceed $500,000 in the aggregate at any time;

(e)    accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower’s or such Subsidiary’s business and paid within 60 days, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(f)    Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Obligor in the ordinary course of business;

(g)    Indebtedness (i) of any Obligor to any other Obligor and (ii) any non-Obligor owing to any Obligor, in an aggregate amount for all such Indebtedness not to exceed, together with any Investments permitted by Section 9.05(e)(ii), $100,000 at any one time outstanding

(h)    Guarantees by any Obligor of Indebtedness of any other Obligor;

(i)    normal course of business equipment financing (including capital leases and purchase money Indebtedness); provided that (i) if secured, the collateral therefor consists solely of the assets being financed, the products and proceeds thereof and books and records related thereto, and (ii) the aggregate outstanding principal amount of such Indebtedness does not exceed $250,000 (or the Equivalent Amount in other currencies) at any time;

(j)    Indebtedness incurred in connection with corporate credit cards in an aggregate principal amount at any time outstanding not to exceed $500,000;

(k)    cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(l)    Indebtedness consisting of financing of insurance premiums;

(m)    Indebtedness in connection with Hedging Agreements permitted under Section 9.05(f);

(n)    Indebtedness (i) arising from customary agreements for indemnification related to sales of goods, licensing of Intellectual Property or adjustment of purchase price or similar obligations in any case incurred in connection with the acquisition or disposition of any business, assets or Subsidiary of Borrower otherwise permitted hereunder, (ii) representing deferred compensation to employees of any Obligor or its Subsidiaries incurred in the ordinary course of business or (iii) representing customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(o)    Indebtedness constituting Contingent Acquisition Consideration incurred in connection with a Permitted Acquisition; provided that any such obligations constituting royalties shall only be permitted if the applicable royalty both does not exceed 20% of the net sales of the acquired product or business and is structured as a bona fide royalty transaction that is not intended to, and does not, violate or avoid being subject to the provisions and restrictions in this Agreement;

(p)    Indebtedness of Persons that are acquired by an Obligor or any Subsidiary or merged into, amalgamated or consolidated with an Obligor or a Subsidiary in connection with a Permitted Acquisition in accordance with the terms of this Agreement in an aggregate outstanding amount for all such Indebtedness not at any time exceeding $1,000,000;

(q)    other unsecured Indebtedness in an aggregate outstanding amount not at any time exceeding $250,000; and

(r)    Indebtedness approved in advance in writing by the Majority Lenders in their sole discretion.

9.02    Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or Revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)    Liens securing the Obligations;

(b)    any Lien on any property or asset of Borrower or any of its Subsidiaries existing on the Closing Date and set forth on Schedule 9.02(b) to the Disclosure Letter; provided that (i) no such Lien shall extend to any other property or asset of Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than by an amount equal to unpaid interest and premiums thereon, including tender premium, and any underwriting discounts, fees, commissions and expenses associated with such extension, renewal or replacement);

(c)    subject to the limitations described in the definition of “Permitted Priority Debt”, Liens securing Permitted Priority Debt;

(d)    Liens securing Indebtedness permitted under Section 9.01(i); provided that such Liens are restricted solely to the collateral described in Section 9.01(i);

(e)    Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such liens and for which adequate reserves have been made if required in accordance with GAAP;

(f)    pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(g)    Liens securing Taxes, assessments and other governmental charges, the payment of which is not past due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made;

(h)    servitudes, easements, rights of way, restrictions and other similar encumbrances on real Property imposed by applicable Laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(i)    with respect to any real Property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real Property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real Property pursuant to applicable Laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable Laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Obligors;

(j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and incurred in the ordinary course of business;

(k)    any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(l)    non-exclusive licenses of Intellectual Property granted in the ordinary course of business and not interfering in any respect with the ordinary conduct of, or materially detracting from, the value of the business of the Obligors;

(m)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(n)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business;

(o)    Liens securing judgments that do not constitute an Event of Default under Section 11.01(k); and

(p)    banker’s liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

(q)    Permitted Licenses;

(r)    Liens on cash and Permitted Cash Equivalent Investments securing Indebtedness permitted under Section 9.01(d), in an aggregate principal amount not to exceed $500,000 outstanding at any one time;

(s)    Liens on cash deposits pledged to secure Indebtedness permitted to be incurred pursuant to Section 9.01(j) or Section 9.01(k);

(t)    any Lien arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; provided that such Lien attaches only to the goods subject to such sale, title retention, consignment or similar arrangement;

(u)    to the extent constituting a Lien, cash escrow arrangements securing indemnification obligations associated with a Permitted Acquisition or any other Investment permitted under Section 9.05;

(v)    rights of first refusal, voting, redemption, transfer or other restrictions (including call provisions and buy-sell provisions) with respect to the Equity Interests of any Joint Venture or other Persons that are not Subsidiaries;

(w)    Liens securing acquired Indebtedness permitted pursuant to Section 9.01(p); provided that such Lien (i) secures solely the assets being acquired in the applicable Permitted Acquisition and the proceeds, products and accessions thereof and (ii) was not created in contemplation of the applicable acquisition; and

(x)    other Liens securing Indebtedness in an aggregate amount not to exceed $100,000 outstanding at any one time;

provided that no Lien otherwise permitted under any of the foregoing Sections 9.02(b) through (x) shall apply to any Material Intellectual Property other than Liens permitted under Sections 9.02(a), (c) (if agreed to by Administrative Agent in its sole discretion),(l) and (q).

9.03    Fundamental Changes and Acquisitions. Such Obligor will not, and will not permit any of its Subsidiaries to, (i) enter into any transaction of merger, amalgamation or consolidation (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (iii) make any Acquisition or otherwise acquire any business or substantially all the property from, or capital stock of, or be a party to any acquisition of, any Person, except:

(a)    mergers, amalgamations or consolidations in connection with Investments permitted under Section 9.05 and Asset Sales permitted under Section 9.09;

(b)    the merger, amalgamation or consolidation of any Obligor with or into any other Obligor; provided that, in the case of a merger, amalgamation or consolidation with or into Borrower, Borrower shall be the surviving entity;

(c)    the merger, amalgamation or consolidation of any Subsidiary that is not an Obligor with or into any other Subsidiary or Obligor; provided that (i) in the case of a merger, amalgamation or consolidation with or into any Obligor (other than Borrower), such Obligor shall be the surviving entity or the surviving entity shall become an Obligor and (ii) in the case of a merger, amalgamation or consolidation with or into Borrower, Borrower shall be the surviving entity;

(d)    the sale, lease, transfer or other disposition by any Subsidiary Guarantor of any or all of its property (upon voluntary liquidation or otherwise) to any other Obligor;

(e)    the sale, transfer or other disposition of the capital stock of any Subsidiary Guarantor to any other Obligor;

(f)    any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that (i) such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect and (ii) all of such Subsidiary’s assets and businesses are transferred to an Obligor or, solely in the case of a Subsidiary that is not an Obligor, another Subsidiary that is not an Obligor prior to or concurrently with such dissolution, liquidation or winding up;

(g)    other Permitted Acquisitions for consideration in an amount not exceeding, together with Indebtedness incurred pursuant to Section 9.01(o) and (p) and Investments made pursuant to Section 9.05(k), $10,000,000 in the aggregate; and

(h)    other Permitted Acquisitions for which Borrower may request consent from Administrative Agent from time to time; provided that Administrative Agent may consent or withhold its consent to any such Permitted Acquisition in its sole discretion.

9.04    Lines of Business. Such Obligor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than the business engaged in on the Closing Date by Borrower or any Subsidiary or a business reasonably related thereto or which constitutes a reasonable extension or expansion thereof.

9.05    Investments. Such Obligor will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, or permit to remain outstanding any Investments except:

(a)    Investments outstanding on the Closing Date and identified in Schedule 9.05 to the Disclosure Letter;

(b)    operating deposit accounts with banks;

(c)    extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business;

(d)    Permitted Cash Equivalent Investments;

(e)    (i) Investments by any Obligor in another Obligor, (ii) Investments by any Obligor in Subsidiaries that are not Obligors, in an aggregate amount for all such Investments not to exceed, together with any Indebtedness incurred pursuant to Section 9.01(g)(ii), $100,000 at any one time outstanding and (iii) Investments by any Subsidiary that is not an Obligor in an Obligor or any other Subsidiary that is not an Obligor; provided that, for greater certainty, Borrower shall not be permitted to have any direct or indirect Subsidiaries that are not wholly-owned Subsidiaries (except for any such securities in the nature of directors’ qualifying shares required pursuant to applicable Law);

(f)    Hedging Agreements entered into in the ordinary course of Borrower’s financial planning solely to hedge currency and interest rate risks (and not for speculative purposes);

(g)    Investments consisting of security deposits with utilities, landlords and other like Persons made in the ordinary course of business;

(h)    (i) employee loans, travel advances and guarantees in accordance with Borrower’s usual and customary practices with respect thereto (if permitted by applicable law) which in the aggregate shall not exceed $250,000 outstanding at any time (or the Equivalent Amount in other currencies) and (ii) Investments consisting of non-cash loans to employees, officers, or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors;

(i)    Investments received in connection with any Insolvency Proceedings in respect of any customers, suppliers or clients and in settlement of delinquent obligations of, and other disputes with, customers, suppliers or clients;

(j)    unless an Event of Default shall have occurred and be continuing, Investments by Borrower in Eye Point Securities;

(k)    Investments (i) consisting of earnest money deposits in connection with Permitted Acquisitions and (ii) held by a Person acquired or merged into Borrower or any Subsidiary in connection with a Permitted Acquisition so long as all such Investments pursuant to this clause (ii) do not at any time exceed $500,000 in the aggregate;

(l)    Investments in Joint Ventures; provided that all such Investments do not exceed $250,000 in the aggregate in any fiscal year;

(m)    bank deposits in the ordinary course of business; provided that such deposits are held in (i) an account over which Administrative Agent, for the benefit of the Secured Parties, has a perfected security interest or (ii) an Exempt Account (as defined in the Security Agreement);

(n)    to the extent constituting Investments, Investments consisting of the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

(o)    Investments consisting of the non-cash portion of the consideration received in respect of Asset Sales permitted hereunder;

(p)    Investments consisting of Permitted Liens under Sections 9.02(f),(r),(s), and (u);

(q)    any agreement to acquire any capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person so long as (i) such acquisition is conditioned upon the written consent of the Majority Lenders or the repayment in full of the Obligations (other than contingent indemnity obligations for which no claim has been made) and termination of the Commitments and (ii) no Obligor or Subsidiary is required to pay any break fee or make any other payment prior to such acquisition or if such acquisition does not occur if such fee together with any other break fee or similar payment paid or which Subsidiary or Obligor may be required to pay during the term of this Agreement in the aggregate would exceed $1,000,000;

(r)    Investments consisting of Permitted Acquisitions permitted under Section 9.03(g) and (h); and

(s)    other Investments not exceeding $100,000 in the aggregate in any fiscal year.

9.06    Restricted Payments. Such Obligor will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)    Borrower may declare and pay dividends with respect to its capital stock payable solely in Qualified Capital Stock;

(b)    Borrower may make Restricted Payments pursuant to and in accordance with restricted stock agreements, stock option plans or other benefit plans for management, directors or employees of Borrower and its Subsidiaries, except that all such Restricted Payments made in cash shall be limited to an aggregate amount of $100,000 in any fiscal year of Borrower;

(c)    Borrower may make repurchases of Equity Interests deemed to occur upon the cashless or net exercise of stock options, warrants or other convertible or exchangeable securities;

(d)    Borrower may acquire (or withhold) its Equity Interests pursuant to any employee stock option or similar plan to pay withholding taxes for which Borrower is liable in respect of a current or former officer, director, employee, member of management or consultant upon such grant or award (or upon vesting or exercise thereof);

(e)    Borrower may pay cash in lieu of the issuance of fractional shares;

(f)    any Subsidiary may pay dividends or make distributions to any Obligor; and

(g)    Borrower and each Subsidiary may effect the distribution of rights pursuant to any shareholder rights plan, a rights offering (other than for Disqualified Capital Stock) or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan or a rights offering (other than for Disqualified Capital Stock).

9.07    Payments of Indebtedness. Such Obligor will not, and will not permit any of its Subsidiaries to, make any payments in respect of any Indebtedness other than (i) payments of the Obligations, (ii) scheduled payments of other Indebtedness permitted under the terms, if any, of any applicable subordination to the Obligations, (iii) intercompany Indebtedness permitted in reliance upon Section 9.01(g) or (s) and (iv) Indebtedness permitted to be incurred by Sections 9.01(c), (d), (e), (h) (to the extent constituting guarantees of Indebtedness of the type described in this clause (iv)), (i), (j), (k), (l), (m), (n), or (o).

9.08    Change in Fiscal Year. Such Obligor will not, and will not permit any of its Subsidiaries to, change the last day of its fiscal year from that in effect on the Closing Date without the prior written consent of Administrative Agent, except to change the fiscal year of a Subsidiary acquired in connection with an Acquisition to conform its fiscal year to that of Borrower.

9.09    Sales of Assets, Etc. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, license, transfer, or otherwise dispose of any of its Property (including accounts receivable and capital stock of Subsidiaries) to any Person in one transaction or series of transactions (any thereof, an “Asset Sale”), except:

(a)    transfers of cash in the ordinary course of its business for equivalent value;

(b)    the sale, lease, assignment or other transfer of inventory or Product in the ordinary course of its business;

(c)    development, co-promotion, distribution and other collaborative arrangements where such arrangements provide for the licenses or disclosure of Patents, Trademarks, Copyrights or other Intellectual Property rights in the ordinary course of business and consistent with general market practices where such license requires periodic payments based on per unit sales of a product over a period of time; provided that each such license does not effect a legal transfer of title to such Intellectual Property rights and that each such license must be a true license as opposed to a license that is a sales transaction in substance;

(d)    transfers of Property by (i) any Obligor or Subsidiary to any Obligor or (i) by any Subsidiary that is not an Obligor to another Subsidiary that is not an Obligor;

(e)    dispositions of any equipment that is surplus, obsolete or worn out or no longer used or useful in the Obligors’ and their Subsidiaries’ business;

(f)    leases or subleases of real property or non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) to third parties, in each case not interfering with the business of the Obligors;

(g)    any transaction permitted under Section 9.03, 9.05 or 9.06;

(h)    Permitted Licenses and Permitted Liens;

(i)    dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of Borrower, are not material to the conduct of the business of the Obligors;

(j)    a cancellation of any intercompany Indebtedness among the Obligors and their Subsidiaries permitted to be incurred by Section 9.01(g)(ii) or (r);

(k)    the termination of any swap contract in connection with Hedging Agreements permitted hereunder;

(l)    dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction

(m)    the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of a Foreign Subsidiary of an Obligor in order to qualify members of the governing body of such Foreign Subsidiary if required by applicable law;

(n)    any Involuntary Disposition;

(o)    exchanges of existing equipment for new equipment that is substantially similar to the equipment being exchanged and that has a value equal to or greater than the equipment being exchanged;

(p)    dispositions of equipment to the extent that (A) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (B) the proceeds (determined on an after-tax basis) of such disposition are applied to the purchase price of such replacement; and

(q)    any other Asset Sale the Asset Sale Net Proceeds of which are applied as required under Section 3.03(b)(i); provided that at least 75% of the consideration received in such Asset Sale by such Obligor or such Subsidiary is in the form of cash or Permitted Cash Equivalent Investments.

9.10    Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than Eye Point Securities), except:

(a)    transactions between or among Obligors or among Subsidiaries that are not Obligors;

(b)    any transaction permitted under Section 9.01, 9.05, 9.06 or 9.09;

(c)    reasonable compensation (including performance, discretionary, retention, relocation, transaction and other special bonuses and payment, severance payments and payments pursuant to employment agreements) and indemnities to, benefits (including retirement, health, stock option and other benefit plans, life insurance, disability insurance and other equity (or equity-linked) awards) for, reimbursement of expenses of, and employment arrangements with, officers, employees and directors in the ordinary course of business;

(d)    Borrower may issue Equity Interests to Affiliates in exchange for cash; provided that the terms thereof are no less favorable (including the amount of cash received by Borrower) to Borrower than those that would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower;

(e)    the transactions set forth on Schedule 9.10 to the Disclosure Letter; and

(f)    transactions with consideration of less than $10,000.

9.11    Restrictive Agreements. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any Restrictive Agreement other than:

(a)    restrictions and conditions imposed by law or by this Agreement or any other Loan Documents;

(b)    Restrictive Agreements listed on Schedule 7.15 to the Disclosure Letter;

(c)    restrictions or conditions imposed by any agreement relating to purchase money Indebtedness and other secured Indebtedness or to leases and licenses permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or the property leased or licensed;

(d)    customary provisions in leases and other contracts restricting the assignment thereof;

(e)    customary provisions in contracts for the disposition of any assets; provided that the restrictions in any such contract shall apply only to the assets or Subsidiary that is to be disposed of and such disposition is permitted hereunder;

(f)    any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien;

(g)    customary provisions regarding confidentiality or restricting assignment, pledges or transfer of any Permitted License or any other agreement entered into in the ordinary course of business;

(h)    customary provisions in joint venture agreements and other similar agreements applicable to, and agreements evidencing Indebtedness of, Joint Ventures permitted under Section 9.05 and applicable solely to the assets of such Joint Ventures, so long as such provisions and restrictions remain in effect;

(i)    restrictions or encumbrances in any agreement in effect at the time such Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(j)    agreements evidencing, or entered into in connection with Permitted Priority Debt;

(k)    customary provisions in contracts (including leases and in-bound licenses of Intellectual Property) restricting the assignment thereof; and

(l)    restrictions or conditions imposed by any agreement governing secured Permitted Indebtedness permitted under Section 9.01(i), to the extent that such restrictions or conditions apply only to the property or assets securing such Indebtedness.

9.12    Amendments to Material Agreements; Organizational Documents. Such Obligor will not, and will not permit any of its Subsidiaries to, enter into any material amendment to or modification of any Material Agreement or terminate any Material Agreement (unless replaced with another agreement that, viewed as a whole, is on no less favorable terms for Borrower or such Subsidiary) without in each case the prior written consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed). Such Obligor will not, and will not permit any of its Subsidiaries to, enter into any amendment to or modification of its organizational documents in a manner that could be materially adverse to the interests, or rights or remedies of, Administrative Agent and the Lenders; provided that no amendments or modifications may be made to any organizational document of Eye Point Securities without the consent of Administrative Agent (not to be unreasonably withheld or delayed).

9.13    Preservation of Borrower Lease. Notwithstanding any provision of this Agreement to the contrary, Borrower shall not:

(a)    Unless otherwise agreed to by Administrative Agent in its sole discretion, (i) surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of the Borrower Lease, except where the effect of which could not reasonably be expected have a material adverse effect on the manufacturing of any Product, (ii) change, modify or amend in a manner that could be materially adverse to the interests, or rights or remedies of, Administrative Agent and the Lenders, the Borrower Lease, or (iii) transfer, sell, assign, convey, dispose of, mortgage, pledge, hypothecate, assign or encumber any of its interest in, the Borrower Lease other than, in the case of this clause (iii), to another Obligor, Permitted Liens or as otherwise permitted by the foregoing clause (i);

(b)    [Reserved]; or

(c)    Except as could not reasonably be expected to result in a Material Adverse Effect, waive, excuse, condone or in any way release or discharge Borrower Landlord of or from its material obligations, covenants and/or conditions under the Borrower Lease; or

(d)    Elect to treat the Borrower Lease as terminated or rejected under subsection 365 of the Bankruptcy Code or other applicable Law. Any such election made without Majority Lenders’ prior written consent shall be void. If, pursuant to subsection 365 of the Bankruptcy Code or other applicable law, Borrower seeks to offset, against the rent reserved in the Borrower Lease, the amount of any damages caused by the nonperformance by Borrower Landlord of any of its obligations thereunder after the rejection by Borrower Landlord of the Borrower Lease under the Bankruptcy Code or other applicable Law, then Borrower shall not effect any offset of any amounts objected to by Majority Lenders.

9.14    Sales and Leasebacks. Except as disclosed on Schedule 9.14 to the Disclosure Letter, such Obligor will not, and will not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease Obligation, of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, (i) which Borrower or such Subsidiary has sold or transferred or is to sell or transfer to any other Person and (ii) which Borrower or such Subsidiary intends to use for substantially the same purposes as property which has been or is to be sold or transferred, except, in each case, to the extent such transaction is permitted under Sections 9.01 and 9.09.

9.15    Hazardous Material. Such Obligor will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

9.16    Accounting Changes. Such Obligor will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

9.17    Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event that would, in the aggregate, have a Material Adverse Effect. No Obligor or Subsidiary thereof shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

SECTION 10

FINANCIAL COVENANTS

10.01    Minimum Liquidity. The Obligors shall maintain at all times Liquidity in an amount which shall exceed the greater of (i) $5,000,000 and (ii) to the extent Borrower has incurred Permitted Priority Debt, the minimum cash balance, if any, required of Borrower by Borrower’s Permitted Priority Debt creditors.

10.02    Minimum Revenue. The Obligors shall have annual Revenue (for each respective calendar year, the “Minimum Required Revenue”):

(a)    for the twelve-month period beginning on January 1, 2019 and ending on December 31, 2019, of at least $15,000,000;

(b)    for the twelve-month period beginning on January 1, 2020 and ending on December 31, 2020, of at least $45,000,000;

(c)    for the twelve-month period beginning on January 1, 2021 and ending on December 31, 2021, of at least $80,000,000; and

(d)    for the twelve-month period beginning on January 1, 2022 and ending on December 31, 2022, of at least $90,000,000,

and, in each case, the Minimum Required Revenue for each such period shall be tested at the end of such period.

SECTION 11

EVENTS OF DEFAULT

11.01    Events of Default. Each of the following events shall constitute an “Event of Default”:

(a)    Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    any Obligor shall fail to pay any Obligation (other than an amount referred to in Section 11.01(a)) when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall: (i) prove to have been incorrect when made or deemed made to the extent that such representation or warranty contains any materiality or Material Adverse Effect qualifier; or (ii) prove to have been incorrect in any material respect when made or deemed made to the extent that such representation or warranty does not otherwise contain any materiality or Material Adverse Effect qualifier;

(d)    (i) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in Sections 8.02(a)(i), (ii), (v), (vii) and (xi)-(xiii), (b) and (c), 8.03 (with respect to Borrower’s existence), 8.11, 8.12, 8.16, 9 or 10 or (ii) Borrower or Eye Point Securities shall fail to observe or perform any covenant, condition or agreement contained in the Eye Point Securities Side Letter, if such failure in this clause (ii) shall continue unremedied for a period of 10 or more days after the earlier of (x) any Responsible Officer of any Obligor has knowledge of such failure or reasonably should have known of such failure or (y) notice thereof to Borrower from Administrative Agent or any Lender;

(e)    any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 11.01(a), (b) or (d)) or any other Loan Document, and, in the case of any failure that is capable of cure, if such failure shall continue unremedied for a period of 30 or more days after the earlier of (i) any Responsible Officer of any Obligor has knowledge of such failure or reasonably should have known of such failure or (ii) notice thereof to Borrower from Administrative Agent or any Lender;

(f)    Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace or cure period as originally provided by the terms of such Indebtedness;

(g)    (i) any material breach of, or “event of default” or similar event by any Obligor under, any Material Agreement or (ii) any event or condition occurs (A) that results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 11.01(g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness or non-default mandatory prepayments with the proceeds of casualty insurance or condemnation awards or in the case of Permitted Priority Debt, as a result of overadvances.

(h)    any Obligor:

(i)    becomes insolvent, or generally does not or becomes unable to pay its debts or meet its liabilities as the same become due, or admits in writing its inability to pay its debts generally, or declares any general moratorium on its indebtedness, or proposes a compromise or arrangement or deed of company arrangement between it and any class of its creditors;

(ii)    commits an act of bankruptcy or makes an assignment of its property for the general benefit of its creditors or makes a proposal (or files a notice of its intention to do so);

(iii)    institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign Law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity, or files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(iv)    applies for the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property; or

(v)    takes any action, corporate or otherwise, to approve, effect, consent to or authorize any of the actions described in this Section 11.01(h) or (i), or otherwise acts in furtherance thereof or fails to act in a timely and appropriate manner in defense thereof;

(i)    any petition is filed, application made or other proceeding instituted against or in respect of Borrower or any Subsidiary:

(i)    seeking to adjudicate it an insolvent;

(ii)    seeking a receiving order against it;

(iii)    seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), deed of company arrangement or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors or at common law or in equity; or

(iv)    seeking the entry of an order for relief or the appointment of, or the taking of possession by, a receiver, interim receiver, receiver/manager, sequestrator, conservator, custodian, administrator, trustee, liquidator, voluntary administrator, receiver and manager or other similar official for it or any substantial part of its property;

and such petition, application or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) days after the institution thereof; provided that, if an order, decree or judgment is granted or entered (whether or not entered or subject to appeal) against Borrower or such Subsidiary thereunder in the interim, such grace period will cease to apply; provided further that, if Borrower or such Subsidiary files an answer admitting the material allegations of a petition filed against it in any such proceeding, such grace period will cease to apply;

(j)    any other event occurs which, under the laws of any applicable jurisdiction, has an effect equivalent to any of the events referred to in either of Section 11.01(h) or (i);

(k)    one or more judgments or settlements for the payment of money in an aggregate amount in excess of $500,000 (or the Equivalent Amount in other currencies) (to the extent not adequately covered by insurance as to which the insurance company has not disclaimed liability (it being understood and agreed that customary “reservation of rights” letters shall not be deemed to be disclaimers of liability)) shall be rendered against or entered into by any Obligor or any combination thereof and (i) the same shall remain unpaid or undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed or (ii) any action shall be legally taken by a judgment or settlement creditor to attach or levy upon any assets of any Obligor to enforce any such judgment or settlement;

(l)    one or more fines or penalties issued by any Governmental Authority involving in the aggregate a liability in excess of $500,000 (or the Equivalent Amount in other currencies) shall be rendered against any Obligor or any combination thereof and (i) the same shall not have been vacated, paid, discharged, stayed or bonded, as applicable, pending appeal within for a period of 45 consecutive days during which execution shall not be effectively stayed or (ii) any action shall be taken by any Governmental Authority to enforce any such fine or penalty;

(m)    (i) an ERISA Event shall have occurred that, in the opinion of the Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Borrower and its Subsidiaries in an aggregate amount exceeding (i) $250,000 in any year or (ii) $750,000 for all periods until repayment of all Obligations;

(n)    a Change of Control shall have occurred;

(o)    a Material Adverse Change shall have occurred;

(p)    (i) any Lien created by any of the Security Documents shall at any time (except as expressly permitted by the terms of any Loan Document or due to the failure of Administrative Agent to take any action within its control required by Administrative Agent to maintain perfection) not constitute a valid and perfected Lien on any material portion of the Collateral in accordance with the terms thereof in favor of the Secured Parties, free and clear of all other Liens (other than Permitted Liens), (ii) except for expiration in accordance with its terms, any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 14) shall for whatever reason cease to be in full force and effect, or (iii) any of the Security Documents or any Guarantee of any of the Obligations (including that contained in Section 14), or the enforceability thereof, shall be repudiated or contested by any Obligor; and

(q)    (i) any injunction, whether temporary or permanent, or any instruction by the FDA, that any Obligor or any of its Subsidiaries cease or suspend manufacture, marketing or sale of any Product with such cessation or suspension lasting more than 90 consecutive calendar days, and (ii) any mandatory recall or voluntary withdrawal of any Product from the market with such recall or withdrawal lasting more than 120 consecutive calendar days or that could reasonably be expected to result in costs or liability in excess of the greater of (x) $4,000,000 and (y) 7.5% of the Obligors’ Revenue during the most recently ended twelve-month period for which Borrower has furnished to Administrative Agent financial statements pursuant to Section 8.01(a) or (b).

11.02    Remedies.

(a)    Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default described in Section 11.01(h), (i) or (j)), the Majority Lenders may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable) (an “acceleration”), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations shall become due and payable immediately and the Obligors shall immediately pay all Obligations, including the Back-End Facility Fee and an Acceleration Premium as calculated below, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor and (iii) take and perfect a security interest in all of the assets of Eye Point Securities in accordance with, and subject to the terms of, Section 8.12, which actions are hereby consented to by Borrower and at such time Borrower shall, and shall cause Eye Point Securities to, comply with the terms of Section 8.12 and for such purpose Eye Point Securities shall thereafter be a “Subsidiary” and a “Subsidiary Guarantor” hereunder.

(b)    Upon the occurrence of any Event of Default described in Section 11.01(h), (i) or (j), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations, shall automatically become due and payable immediately (an “acceleration” and, together with any acceleration defined in Section 11.02(a), each, an “Acceleration”) and the Obligors shall immediately pay all Obligations, including the Back-End Facility Fee and an Acceleration Premium as calculated below, all without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

(c)    Acceleration Premium Calculation. The applicable “Acceleration Premium” shall be an amount calculated as follows:

(i)    If the date of Acceleration occurs:

(A)    on or prior to the fourth Payment Date, the Acceleration Premium shall be an amount equal to 10.00% of the aggregate outstanding principal amount of the Loans subject to the Acceleration;

(B)    after the fourth Payment Date, and on or prior to the eighth Payment Date, the Acceleration Premium shall be an amount equal to 5.00% of the aggregate outstanding principal amount of the Loans subject to the Acceleration;

(C)    after the eighth Payment Date, and on or prior to the twelfth Payment Date, the Acceleration Premium shall be an amount equal to 3.00% of the aggregate outstanding principal amount of the Loans subject to the Acceleration; and

(D)    after the twelfth Payment Date, the Acceleration Premium shall be an amount equal to 0.00% of the aggregate outstanding principal amount of the Loans subject to the Acceleration.

(ii)    To determine the aggregate outstanding principal amount of the Loans subject to the Acceleration, and how many Payment Dates have occurred, as of any date of Acceleration, for purposes of this Section 11.02(c):

(A)    if, as of such date of Acceleration, Borrower shall have made only the First Borrowing, the number of Payment Dates shall be deemed to be the number of Payment Dates that shall have occurred following the Borrowing Date of the First Borrowing; and

(B)    if, as of such date of Acceleration, Borrower shall have made more than one Borrowing, then the Acceleration Premium shall equal the sum of multiple Acceleration Premiums calculated separately with respect to the Loans of each Borrowing, each of which Acceleration Premiums shall be calculated based on solely the outstanding principal amount of the Loans borrowed in such Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), as though the applicable number of Payment Dates equals the number of Payment Dates that shall have occurred following the applicable Borrowing Date. In the case that the Loans subject to Acceleration does not equal the full principal amount of Loans outstanding, the amount of such payment shall be allocated to Loans made in the various Borrowings (and PIK Loans in respect thereof) in the order in which such Borrowings were made (i.e., first, to the .outstanding principal amount of the Loans borrowed in the First Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon), second, if any, to the outstanding principal amount of the Loans borrowed in the Second Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon) and third, if any, to the outstanding principal amount of the Loans borrowed in the Third Borrowing (and PIK Loans subsequently borrowed in respect of interest payments thereon).

(d)    For the avoidance of doubt, the Acceleration Premium and the Back-End Facility Fee that are payable upon Acceleration of the Loans shall be due and payable at any time the Loans become due and payable prior to the Stated Maturity Date for any reason, whether due to Acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Borrower in accordance with Section 11.02(a), or automatically, in accordance with Section 11.02(b)), by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Loans or Loan Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of Lenders in receiving the full benefit of their bargained-for Acceleration Premium and their bargained-for Back-End Facility Fee as provided herein and in the Fee Letter). The Obligors and Lenders acknowledge and agree that any Acceleration Premium and the Back-End Facility Fee due and payable in accordance with the Loan Documents shall not constitute unmatured interest, whether under section 502(b)(2) of the

Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Lenders receive the benefit of their bargain under the terms of this Agreement, whether in a bankruptcy case or otherwise.

(e)    Each Obligor acknowledges and agrees that, prior to executing this Agreement, it has had the opportunity to review, evaluate and negotiate the Acceleration Premium calculation and the Back-End Facility Fee with its advisors and acknowledges that the Acceleration Premium is a reasonable approximation of Lenders’ liquidated damages upon Acceleration and, accordingly, each Obligor will not contest or object to the reasonableness thereof. Each Obligor understands and acknowledges that Lenders have entered into this Agreement in reliance upon the Acceleration Premium and the Back-End Facility Fee. Each Obligor acknowledges and agrees that the Lenders shall be entitled to recover the full amount of the Obligations, including the Acceleration Premium and the Back-End Facility Fee in each and every circumstance in which such amount is due pursuant to or in connection with this Agreement and the Fee Letter, including in the case of any Obligor’s bankruptcy filing, so that the Lenders shall receive the benefit of their bargain hereunder and otherwise receive full recovery of the agreed-upon return under every possible circumstance, and Borrower hereby waives any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Lenders may suffer or incur resulting from or arising in connection with any breach by Borrower shall constitute secured obligations owing to the Lenders.

SECTION 12

ADMINISTRATIVE AGENT

12.01    Appointment and Duties. (a) Appointment of Administrative Agent. Each Lender hereby irrevocably appoints CRG Servicing (together with any successor Administrative Agent pursuant to Section 12.09) as Administrative Agent hereunder and authorizes Administrative Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Obligor or any of its Subsidiaries, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Administrative Agent under such Loan Documents, (iii) act as agent of such Lender for purposes of acquiring, holding, enforcing and perfecting all Liens granted by the Obligors on the Collateral to secure any of the Obligations and (iv) exercise such powers as are reasonably incidental thereto.

(b)    Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 12.01(a), Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 11.01(h), (i) or (j) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.01(h), (i) or (j) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party),

(iii) act as collateral agent for each Secured Party for purposes of acquiring, holding, enforcing and perfecting all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise, (vii) enter into intercreditor agreements with respect to Permitted Priority Debt and any other subordination agreement or intercreditor agreement with respect to Indebtedness of an Obligor, (viii) enter into non-disturbance agreements and similar agreements and (ix) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Administrative Agent and the Secured Parties for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by an Obligor with, and cash and Permitted Cash Equivalent Investments held by, such Lender, and may further authorize and direct any Lender to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c)    Limited Duties. Under the Loan Documents, Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 12.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in the foregoing clauses (i) through (iii).

12.02    Binding Effect. Each Lender agrees that (i) any action taken by Administrative Agent or the Majority Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Administrative Agent in reliance upon the instructions of the Majority Lenders (or, where so required, such greater proportion) and (iii) the exercise by Administrative Agent or the Majority Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

12.03    Use of Discretion. (a) No Action without Instructions. Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).

(b)    Right Not to Follow Certain Instructions. Notwithstanding Section 12.03(a), Administrative Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Administrative Agent, any other Secured Party) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of Administrative Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

12.04    Delegation of Rights and Duties. Administrative Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through or to any trustee, co-agent, sub-agent, employee, attorney-in-fact and any other Person (including any other Secured Party). Any such Person shall benefit from this Section 12 to the extent provided by Administrative Agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

12.05    Reliance and Liability. (a) Administrative Agent may, without incurring any liability hereunder, (i) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Obligor) and (ii) rely and act upon any document and information and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)    None of Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Obligor hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Administrative Agent:

(i)    shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Majority Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Administrative Agent, when acting on behalf of Administrative Agent);

(ii)    shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)    makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person, in or in connection with any Loan Document or any transaction contemplated therein, whether or not transmitted by Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Administrative Agent in connection with the Loan Documents; and

(iv)    shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Obligor or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Administrative Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and each Obligor hereby waives and agrees not to assert any right, claim or cause of action it might have against Administrative Agent based thereon.

12.06    Administrative Agent Individually. Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire Equity Interests of, engage in any kind of business with, any Obligor or Affiliate thereof as though it were not acting Administrative Agent and may receive separate fees and other payments therefor. To the extent Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Majority Lender”, and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Majority Lenders, respectively.

12.07    Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon Administrative Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Obligor and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.

12.08    Expenses; Indemnities. (a) Each Lender agrees to reimburse Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Obligor) promptly upon demand for such Lender’s Proportionate Share of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Obligor) that may be incurred by Administrative Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b)    Each Lender further agrees to indemnify Administrative Agent and each of its Related Persons (to the extent not reimbursed by any Obligor), from and against such Lender’s aggregate Proportionate Share of the liabilities (including Taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be imposed on, incurred by or asserted against Administrative Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any related document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Administrative Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Administrative Agent or any of its Related Persons to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent’s or such Related Person’s gross negligence or willful misconduct.

12.09    Resignation of Administrative Agent. (a) Administrative Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective. If Administrative Agent delivers any such notice, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Majority Lenders that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Each appointment under this Section 12.09(a) shall be subject to the prior consent of Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default under Section 11.01(a), 11.01(d) (solely to the extent such default is due to a breach under Section 10 that has not been cured or waived for more than two consecutive fiscal quarters), (h), (i) or (j).

(b)    Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 12.03, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.

12.10    Release of Collateral or Guarantors. Each Lender hereby consents to the release and hereby directs Administrative Agent, and Administrative Agent hereby agrees, to release (or, in the case of Section 12.10(b)(ii), release or subordinate) the following:

(a)    any Subsidiary of Borrower from its guaranty of any Obligation of any Obligor if all of the Equity Interests in such Subsidiary owned by any Obligor or any of its Subsidiaries are disposed of in an Asset Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Asset Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 8.12; and

(b)    any Lien held by Administrative Agent for the benefit of the Secured Parties against (i) any Collateral that is disposed of by an Obligor in an Asset Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 8.12 after giving effect to such Asset Sale have been granted, (ii) any property subject to a Lien described in Section 9.02(d) and (iii) all of the Collateral and all Obligors, upon (A) termination of the Commitments and (B) payment and satisfaction in full of all Loans and all other Obligations (other than contingent indemnification obligations that have not yet been asserted) that Administrative Agent has been notified in writing are then due and payable.

Each Lender hereby directs Administrative Agent, and Administrative Agent hereby agrees, upon receipt of reasonable advance notice from Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release (or subordinate) the guaranties and Liens pursuant to this Section 12.10 and deliver to Borrower, at the expense of Borrower, any portion of such Collateral so released pursuant to this Section 12.10 that is in possession of Administrative Agent. In addition, in connection with any licenses permitted under this Agreement, each Lender hereby authorizes Administrative Agent to negotiate and enter into non-disturbance and similar agreements in form and substance reasonably satisfactory to Administrative Agent.

12.11    Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Section 12 and the decisions and actions of Administrative Agent and the Majority Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 12.08 only to the extent of liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Proportionate Share or similar concept, (b) each of Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

SECTION 13

MISCELLANEOUS

13.01    No Waiver. No failure on the part of Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

13.02    Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) delivered, if to Borrower, another Obligor, Administrative Agent or any Lender, to its address specified on the signature pages hereto or its Guarantee Assumption Agreement, as the case may be, or at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

13.03    Expenses, Indemnification, Etc.

(a)    Expenses. Within fifteen (15) days of receipt of an invoice, Borrower agrees to pay or reimburse (i) Administrative Agent and the Lenders for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and expenses of Cooley LLP, special counsel to Administrative Agent and the Lenders, and any sales, goods and services or other similar Taxes applicable thereto, and printing, reproduction, document delivery, communication and travel costs) in connection with (x) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, including the deliverables in Section 8.16, (y) post-closing costs other than those deliverables in Section 8.16 and (z) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); provided, in the case of this clause (i), that, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to reimburse Administrative Agent and the Lenders for one firm of primary counsel, one firm of specialist counsel for each specialty and one firm of local counsel for each relevant jurisdiction and (ii) Administrative Agent and the Lenders for all of their out-of-pocket costs and expenses (including the fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from the occurrence of an Event of Default; provided, however, that Borrower shall not be required to pay or reimburse any amounts pursuant to Section 13.03(a)(i)(x) in excess of the Expense Cap.

(b)    Indemnification. Borrower hereby indemnifies Administrative Agent, each Lender, their respective Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all Claims and Losses of any kind (including reasonable fees and disbursements of counsel (provided that, so long as no Event of Default has occurred and is continuing, Borrower shall only be required to reimburse the Indemnified Parties for one firm of primary counsel, one firm of specialist counsel for each specialty and one firm of local counsel for each relevant jurisdiction and, in each case, for one other firm if there is an actual conflict of interest within the applicable Indemnified Parties)), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, and any claim, investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to any of the foregoing, whether or not any Indemnified Party is a party to an actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based in contract, tort or any other theory, and whether or not such investigation, litigation or proceeding is brought by Borrower, any of its shareholders or creditors, and whether or not the conditions precedent set forth in Section 6 are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such Claim or Loss (i) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct, (ii) is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a claim brought by any Obligor against an Indemnified Party for material breach of such Indemnified Party’s obligations hereunder or under any other Loan Document, or (iii) arise solely from a dispute among the Indemnified Parties (except when and to the extent that one of the Indemnified Parties party to such dispute was acting in its capacity or in fulfilling its role as Administrative Agent, or any similar role under this Agreement or any other Loan Document) that does not involve any act or omission of the Obligors or any of their respective Affiliates. No Obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Borrower, its Subsidiaries and Affiliates and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties are each sometimes referred to in this Agreement as a “Borrower Party.” No Lender shall assert any claim against any Borrower Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. The Obligors shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding against such Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (a) such settlement includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of, or arise out of, such proceeding and (b) such settlement does not include any statement as to, or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of such Indemnified Party. The

Indemnified Parties shall notify Borrower prior to effecting any settlement of any pending or threatened proceeding against such Obligor. This Section 13.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

13.04    Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Borrower and the Majority Lenders (or Administrative Agent on behalf of such Majority Lenders); provided however that:

(a)    the consent of all of the Lenders shall be required to:

(i)    amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Loans, reduce the fees payable hereunder, reduce interest rates (provided that the Majority Lenders may rescind an imposition of default interest hereunder) or other amounts payable with respect to the Loans (excluding mandatory prepayments), extend any date fixed for payment of principal (excluding mandatory prepayments), interest or other amounts payable relating to the Loans or extend the repayment dates of the Loans (excluding mandatory prepayments);

(ii)    amend the provisions of Section 6 (it being understood and agreed that a waiver of any Default or Event of Default is not considered an amendment to such provisions);

(iii)    amend, modify, discharge, terminate or waive any Security Document if the effect is to release all or substantially all of the Collateral subject thereto other than pursuant to the terms hereof or thereof; or

(iv)    amend this Section 13.04(a); and

(b)    no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, Administrative Agent (or otherwise modify any provision of Section 12 or the application thereof) unless in writing and signed by Administrative Agent in addition to any signature otherwise required.

Notwithstanding anything to the contrary herein, a Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender (it being understood and agreed that a waiver of any Default or Event of Default is not considered an increase of any Commitment) and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, Administrative Agent and Borrower may amend or modify this Agreement and any other Loan Document to (1) cure any factual or typographical error, omission, defect or inconsistency therein, or (2) grant a new Lien for the benefit of the Lenders, extend an additional Lien over additional property for the benefit of the Lenders or join additional Persons as Obligors.

13.05    Successors and Assigns.

(a)    General. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of the Lenders. Any of the Lenders may assign or otherwise transfer any of their rights or obligations hereunder or under any of the other Loan Documents to an assignee (i) in accordance with the provisions of Section 13.05(b), (ii) by way of participation in accordance with the provisions of Section 13.05(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 13.05(g). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 13.05(e) and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any of the Lenders may at any time assign to one or more Eligible Transferees (or, if an Event of Default has occurred and is continuing, to any Person) all or a portion of their rights and obligations under this Agreement (including all or a portion of the Commitment and the Loans at the time owing to it); provided, however, that (i) no such assignment shall be made to (A) Borrower, an Affiliate of Borrower, or any employees or directors of Borrower at any time, (B) a Competitor or any downstream Affiliate of a Competitor that is clearly identifiable, solely on the basis of such Affiliate’s name, as an Affiliate of such Competitor or (C) a Defaulting Lender and (ii) the consent of Borrower (such consent not to be unreasonably withheld, delayed or conditioned) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender or an Affiliate of a Lender or (z) such assignment is in connection with the occurrence of a default, event of default or similar occurrence with respect to any Lender’s own financing or securitization transactions or a pledge of assets by a Lender with respect to such Lender’s own financing or securitization transactions (provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received written notice thereof). Subject to the recording thereof by Administrative Agent pursuant to Section 13.05(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of the Lenders under this Agreement and the other Loan Documents, and correspondingly the assigning Lender shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of a Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) and the other Loan Documents but shall continue to be entitled to the benefits of Section 5 and Section 13.03. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.05(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 13.05(e).

(c)    Amendments to Loan Documents. Each of Administrative Agent, the Lenders and the Obligors agrees to enter into such amendments to the Loan Documents, and such additional Security Documents and other instruments and agreements, in each case in form and substance reasonably acceptable to Administrative Agent, the Lenders and the Obligors, as shall reasonably be necessary to implement and give effect to any assignment made under this Section 13.05.

(d)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a register for the recordation of the name and address of any assignee of the Lenders and the Commitment and outstanding principal amount (and stated interest) of the Loans owing thereto (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and Borrower shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the “Lender” hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice.

(e)    Participations. Any of the Lenders may at any time, without the consent of, or notice to, Borrower, sell participations to any Person (other than a natural person, Borrower or any of Borrower’s Affiliates or Subsidiaries, a Competitor or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower shall continue to deal solely and directly with the Lenders in connection therewith.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Commitment (it being understood and agreed that a waiver of any Default or Event of Default is not considered an increase of any Commitment), (ii) extend the date fixed for the payment of principal (excluding mandatory prepayments) of or interest on the Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal or (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest (other than a waiver of default interest). Subject to Section 13.05(f), Borrower agrees that each Participant shall be entitled to the benefits of Section 5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.05(b) (subject to the documentation requirements of Section 5.03(e), it being understood that the documentation required under Section 5.03(e) shall be delivered to the participating Lender); provided that such Participant agrees to be subject to the provisions of Section 2.06 as if it were an assignee that acquired its interest by assignment pursuant to Section 13.05(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.04(a) as though it were the Lender.

(f)    Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.03 than a Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitment, loan, letter of credit or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letters of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g)    Certain Pledges. The Lenders may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lenders, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lenders from any of their obligations hereunder or substitute any such pledgee or assignee for the Lenders as a party hereto.

13.06    Survival. The obligations of the Obligors under Sections 5.01, 5.02, 5.03, 13.03, 13.05, 13.09, 13.10, 13.11, 13.12, 13.13, 13.14 and 13.20 and Section 14 (solely to the extent guaranteeing any of the obligations under the foregoing Sections) shall survive the repayment of the Obligations and the termination of the Commitment and, in the case of the Lenders’ assignment of any interest in the Commitment or the Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that the Lenders may cease to be “Lenders” hereunder. In addition, each representation and warranty made, or deemed to be made by a Notice of Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty.

13.07    Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

13.08    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

13.09    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

13.10    Jurisdiction, Service of Process and Venue.

(a)    Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 13.10(a) is for the benefit of Administrative Agent and the Lenders only and, as a result, neither Administrative Agent nor any Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(b)    Alternative Process. Nothing herein shall in any way be deemed to limit the ability of Administrative Agent or the Lenders to serve any such process or summonses in any other manner permitted by applicable law.

(c)    Waiver of Venue, Etc. Each Obligor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which such Obligor is or may be subject, by suit upon judgment.

13.11    Waiver of Jury Trial. EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.12    Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

13.13    Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. EACH OBLIGOR ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IN DECIDING TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR IN TAKING OR NOT TAKING ANY ACTION HEREUNDER OR THEREUNDER, IT HAS NOT RELIED, AND WILL NOT RELY, ON ANY STATEMENT, REPRESENTATION, WARRANTY, COVENANT, AGREEMENT OR UNDERSTANDING, WHETHER WRITTEN OR ORAL, OF OR WITH ADMINISTRATIVE AGENT OR THE LENDERS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.14    Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

13.15    No Fiduciary Relationship. Each Obligor acknowledges that Administrative Agent and the Lenders have no fiduciary relationship with, or fiduciary duty to, Borrower arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between the Lenders and Borrower is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties.

13.16    Confidentiality. Administrative Agent and the Lenders agree to maintain the confidentiality of the Confidential Information (as defined in the Non-Disclosure Agreement) in accordance with the terms of that certain confidentiality agreement dated January 19, 2018 between Borrower (formerly known as pSivida Corp.) and CR Group (the “Non-Disclosure Agreement”). Any new Lender that becomes party to this Agreement hereby agrees to be bound by the terms of the Non-Disclosure Agreement. Prior to disclosing any Confidential Information, each Lender agrees to cause any prospective assignee or participant to enter into a joinder agreement to the Non-Disclosure Agreement reasonably acceptable to the Borrower or in the case of any prospective participant, to enter into a confidentiality agreement on terms no less restrictive than those set forth in the Non-Disclosure Agreement (or such other terms reasonably acceptable to Borrower). The parties to this Agreement shall prepare a mutually agreeable press release announcing the completion of this transaction on the first Borrowing Date.

13.17    USA PATRIOT Act. Administrative Agent and the Lenders hereby notify the Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) or any Anti-Money Laundering Laws, they are required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the Act or other Anti-Money Laundering Laws.

13.18    Maximum Rate of Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (in each case, the “Maximum Rate”). If the Lenders shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans, and not to the payment of interest, or, if the excessive interest exceeds such unpaid principal, the amount exceeding the unpaid balance shall be refunded to the applicable Obligor. In determining whether the interest contracted for, charged, or received by the Lenders exceeds the Maximum Rate, the Lenders may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Indebtedness and other obligations of any Obligor hereunder, or (d) allocate interest between portions of such Indebtedness and other obligations under the Loan Documents to the end that no such portion shall bear interest at a rate greater than that permitted by applicable Law.

13.19    Waiver of Marshaling. WITHOUT LIMITING THE FOREGOING IN ANY WAY, EACH OBLIGOR HEREBY IRREVOCABLY WAIVES AND RELEASES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW, CONTRACT OR OTHERWISE) TO REQUIRE THE MARSHALING OF ANY ASSETS OF ANY OBLIGOR, WHICH RIGHT OF MARSHALING MIGHT OTHERWISE ARISE FROM ANY PAYMENTS MADE OR OBLIGATIONS PERFORMED.

13.20    Tax Treatment. Subject to any change in Requirement of Law after the date of this Agreement, the parties hereto agree to take the position (a) that any contingency associated with the Loans is described in Treasury Regulations Section 1.1272-1(c) and/or Treasury Regulations Section 1.1275-2(h), and therefore no Loan is governed by the rules set out in Treasury Regulations Section 1.1275-4, and (b) except for a Lender described in Sections 871(h)(3) or 881(c)(3) of the Code, all interest on the Loans is “portfolio interest” within the meaning of Sections 871(h) or 881(c) of the Code, and therefore is exempt from withholding tax under Sections 1441(c)(9) or 1442(a) of the Code. The parties hereto agree to file all relevant U.S. federal income tax returns in a manner consistent with the treatment described in the immediately preceding sentence.

13.21    Original Issue Discount. For purposes of Sections 1272, 1273 and 1275 of the Code, each Loan is being issued with original issue discount; please contact David Price, Chief Financial Officer, 480 Pleasant Street, Suite B300, Watertown, MA 02472, Phone: 646-257-9343 to obtain information regarding the issue price, the amount of original issue discount and the yield to maturity.

SECTION 14

GUARANTEE

14.01    The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all fees and other amounts from time to time owing to the Secured Parties by Borrower under this Agreement or under any other Loan Document and by any other Obligor under any of the Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Subsidiary Guarantors hereby further jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed

Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

14.02    Obligations Unconditional; Subsidiary Guarantor Waivers. The obligations of the Subsidiary Guarantors under Section 14.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than a defense of payment in full), it being the intent of this Section 14.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above, and each Subsidiary Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)    any change in the time, including the time for any performance or compliance with, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of any Obligor under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise;

(b)    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)    any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Guaranteed Obligations or any lien or security interest granted to, or in favor of, the Secured Parties as security for any of the Guaranteed Obligations shall fail to be perfected; and

(e)    the failure of any other Person to execute or deliver this Agreement, any Loan Document or any other guaranty or agreement or the release or reduction of liability of any Obligor or other guarantor or surety with respect to the Guaranteed Obligations.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

14.03    Reinstatement. The obligations of the Subsidiary Guarantors under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable out-of-pocket costs and expenses (including fees of counsel) incurred by the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

14.04    Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments under this Agreement, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 14.01, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

14.05    Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11) for purposes of Section 14.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 14.01.

14.06    Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 14 constitutes an instrument for the payment of money, and consents and agrees that the Secured Parties, at their sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

14.07    Continuing Guarantee. The guarantee in this Section 14 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

14.08    Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 14.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 14 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 14.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the first Borrowing Date, as of such Borrowing Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

14.09    General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 14.01 would otherwise, taking into account the provisions of Section 14.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 14.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

EYEPOINT PHARMACEUTICALS, INC.

By	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title:	President and Chief Executive Officer

Address for Notices:
480 Pleasant Street, Suite B300,
Watertown, MA 02472
Attn:	Nancy Lurker
Tel.:	617.972.6201
Email:	nlurker@psivida.com

SUBSIDIARY GUARANTORS:

EYEPOINT PHARMACEUTICALS US, INC.

By	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title:	President and Chief Executive Officer

Address for Notices:
480 Pleasant Street, Suite B300,
Watertown, MA 02472
Attn:	Nancy Lurker
Tel.:	617.972.6201
Email:	nlurker@psivida.com

ICON BIOSCIENCE, INC.

By	/s/ Leonard S. Ross
	Name:	Leonard S. Ross
	Title:	President

Address for Notices:
480 Pleasant Street, Suite B300,
Watertown, MA 02472
Attn:	Nancy Lurker
Tel.:	617.972.6201
Email:	nlurker@psivida.com

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By	/s/ Nathan Hukill
Nathan Hukill
Authorized Signatory

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	Portfolio Reporting
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	notices@crglp.com

LENDERS:

CRG PARTNERS IV L.P.
By:	CRG PARTNERS IV GP L.P.,
its general partner
	By:	CRG PARTNERS IV GP LLC,
its general partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Sole Member

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	Portfolio Reporting
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	notices@crglp.com

CRG PARTNERS IV – PARALLEL FUND “C” (CAYMAN) L.P.

By:	CR GROUP L.P.,
its investment advisor

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Address for Notices:
1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	Portfolio Reporting
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	notices@crglp.com

Schedule 1

to Term Loan Agreement

COMMITMENTS

Lender	Commitment	Proportionate Share
CRG Partners IV L.P.	$30,229,543.25	50.38%
CRG Partners IV – Parallel Fund “C” (Cayman) L.P.	$29,770,456.75	49.62%

TOTAL	$60,000,000	100%

Exhibit A

to Term Loan Agreement

FORM OF GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of [DATE] (this “Agreement”) by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a [            ] [        ] (the “Additional Subsidiary Guarantor”), in favor of CRG SERVICING LLC, as administrative agent and collateral agent (the “Administrative Agent”) for the benefit of the Secured Parties under that certain Term Loan Agreement, dated as of February 13, 2019 (as amended, restated, supplemented or otherwise modified, renewed, refinanced or replaced, the “Loan Agreement”), EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), Administrative Agent, the lenders from time to time party thereto and the Subsidiary Guarantors from time to time party thereto. The terms defined in the Loan Agreement are herein used as therein defined.

Pursuant to Section 8.12(a) of the Loan Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” for all purposes of the Loan Agreement, and a “Grantor” for all purposes of the Security Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to the Lenders and their successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 14.01 of the Loan Agreement) in the same manner and to the same extent as is provided in Section 14 of the Loan Agreement. In addition, as of the date hereof, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 7.01, 7.02, 7.03, 7.05(a), 7.06, 7.07, 7.08 and 7.18 of the Loan Agreement, and in Section 2 of the Security Agreement, with respect to itself and its obligations under this Agreement and the other Loan Documents, as if each reference in such Sections to the Loan Documents included reference to this Agreement, such representations and warranties to be made as of the date hereof.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 8.12(a) of the Loan Agreement to Administrative Agent.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Agreement to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL SUBSIDIARY GUARANTOR]

By
Name:
Title:

Exhibit A-1

Exhibit B

to Term Loan Agreement

FORM OF NOTICE OF BORROWING

Date : [                    ]

To:	CRG Servicing LLC and the Lenders referred to below

1000 Main Street, Suite 2500

Houston, TX 77002

Attn:     Portfolio Reporting

Re:   Borrowing under Term Loan Agreement

Ladies and Gentlemen:

The undersigned, EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), refers to the Term Loan Agreement, dated as of February 13, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Borrower, CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), the lenders from time to time party thereto and the subsidiary guarantors from time to time party thereto. The terms defined in the Loan Agreement are herein used as therein defined.

Borrower hereby gives you notice irrevocably, pursuant to Section 2.02 of the Loan Agreement, of the borrowing of the Loan specified herein:

1.    The proposed Borrowing Date is [                    ].

2.    The amount of the proposed Borrowing is $[        ].

3.    The payment instructions with respect to the funds to be made available to Borrower are as follows:

Bank name:                [                    ]

Bank Address:           [                    ]

Routing Number:       [                    ]

Account Number:      [                    ]

Swift Code:                [                    ]

Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing of the Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

a)    the representations and warranties made by Borrower in Section 7 of the Loan Agreement are true and correct in all material respects (unless qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of

Exhibit B-1

the Borrowing Date and immediately after giving effect to the application of the proceeds of the Borrowing with the same force and effect as if made on and as of such date except that the representation regarding representations and warranties that refer to a specific earlier date shall be that they were true and correct on such earlier date;

b)    on and as of the Borrowing Date, there shall have occurred no Material Adverse Change since June 30, 2018; and

c)    no Default exists or would result from such proposed Borrowing or the application of the proceeds thereof.

Exhibit B-2

IN WITNESS WHEREOF, Borrower has caused this Notice of Borrowing to be duly executed and delivered as of the day and year first above written.

BORROWER:

EYEPOINT PHARMACEUTICALS, INC.

By
Name:
Title:

Exhibit B-3

Exhibit C-1

to Term Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of February 13, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the lenders and the subsidiary guarantors from time to time party thereto. [                    ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.03(e)(ii)(B) of the Loan Agreement. The Foreign Lender hereby represents and warrants that:

1.    The Foreign Lender is the sole record owner of the Loans in respect of which it is providing this certificate;

2.    The Foreign Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:

(a)    The Foreign Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)    The Foreign Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3.    The Foreign Lender is not a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4.    The Foreign Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished to Borrower and Administrative Agent a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Exhibit C-1-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit C-1-2

Exhibit C-2

to Term Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of February 13, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the lenders and the subsidiary guarantors from time to time party thereto. [                    ] (the “Foreign Participant”) is providing this certificate pursuant to Section 5.03(e)(ii)(B) of the Loan Agreement. The Foreign Participant hereby represents and warrants that:

1.    The Foreign Participant is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

2.    The Foreign Participant is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Participant further represents and warrants that:

(a)    The Foreign Participant is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)    The Foreign Participant has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

3.    The Foreign Participant is not a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

4.    The Foreign Participant is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Exhibit C-2-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. PARTICIPANT]

By
Name:
Title:

Date:

Exhibit C-2-2

Exhibit C-3

to Term Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of February 13, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the lenders and the subsidiary guarantors from time to time party thereto. [                    ] (the “Foreign Participant”) is providing this certificate pursuant to Section 5.03(e)(ii)(B) of the Loan Agreement. The Foreign Participant hereby represents and warrants that:

1.    The Foreign Participant is the sole record owner of the participation in respect of which it is providing this certificate;

2.     The Foreign Participant’s direct or indirect partners/members are the sole beneficial owners of the participation in respect of which it is providing this certificate;

3.    Neither the Foreign Participant nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Participant further represents and warrants that:

(a)    neither the Foreign Participant nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)    neither the Foreign Participant nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

4.    Neither the Foreign Participant nor its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

5.    Neither the Foreign Participant nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms for each of its partners/members that is claiming the portfolio interest exemption : (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender, and (2) the

Exhibit C-3-1

undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[Signature follows]

Exhibit C-3-2

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. PARTICIPANT]

By
Name:
Title:

Date:

Exhibit C-3-3

Exhibit C-4

to Term Loan Agreement

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Agreement, dated as of February 13, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the lenders and the subsidiary guarantors from time to time party thereto. [                    ] (the “Foreign Lender”) is providing this certificate pursuant to Section 5.03(e)(ii)(B) of the Loan Agreement. The Foreign Lender hereby represents and warrants that:

1.    The Foreign Lender is the sole record owner of the Loans in respect of which it is providing this certificate;

2.     The Foreign Lender’s direct or indirect partners/members are the sole beneficial owners of the Loans in respect of which it is providing this certificate;

3.    Neither the Foreign Lender nor its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Foreign Lender further represents and warrants that:

(a)    neither the Foreign Lender nor its direct or indirect partners/members is subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(b)    neither the Foreign Lender nor its direct or indirect partners/members has been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

4.    Neither the Foreign Lender nor its direct or indirect partners/members is a 10-percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

5.    Neither the Foreign Lender nor its direct or indirect partners/members is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished to Borrower and Administrative Agent an IRS Form W-8IMY accompanied by one of the following forms for each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform

Exhibit C-4-1

Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[Signature follows]

Exhibit C-4-2

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date indicated below.

[NAME OF NON-U.S. LENDER]

By
Name:
Title:

Date:

Exhibit C-4-3

Exhibit D

to Term Loan Agreement

FORM OF COMPLIANCE CERTIFICATE

[DATE]

This certificate is delivered pursuant to Section 8.01(c) of, and in connection with the consummation of the transactions contemplated in, the Term Loan Agreement, dated as of February 13, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), and the lenders and the subsidiary guarantors from time to time party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned, a duly authorized Responsible Officer of Borrower having the name and title set forth below under his signature, hereby certifies, on behalf of Borrower for the benefit of the Secured Parties and pursuant to Section 8.01(c) of the Loan Agreement that such Responsible Officer of Borrower is familiar with the Loan Agreement and that, in accordance with each of the following sections of the Loan Agreement, each of the following is true on the date hereof, both before and after giving effect to the Loan, if any, to be made on or before the date hereof:

In accordance with Section 8.01[(a)/(b)] of the Loan Agreement, attached hereto as Annex A are the financial statements for the [fiscal quarter/fiscal year] ended [                    ] required to be delivered pursuant to Section 8.01[(a)/(b)] of the Loan Agreement. Such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flow of Borrower and its Subsidiaries as at the dates indicated therein and for the periods indicated therein in accordance with GAAP [(subject to the absence of footnote disclosure and normal year-end audit adjustments)].1

Attached hereto as Annex B are the calculations used to determine compliance with each financial covenant contained in Section 10 of the Loan Agreement.

No Default or Event of Default is continuing as of the date hereof[, except as provided for on Annex C attached hereto, with respect to each of which Borrower proposes to take the actions set forth on Annex C].

[1]	Insert language in brackets only for quarterly certifications.

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

EYEPOINT PHARMACEUTICALS, INC.

By
Name:
Title:

Exhibit D-2

Annex A to Compliance Certificate

FINANCIAL STATEMENTS

[see attached]

Exhibit D-3

Annex B to Compliance Certificate

CALCULATIONS OF FINANCIAL COVENANT COMPLIANCE

I.	Section 10.01: Minimum Liquidity

A.	Amount of unencumbered (other than by Liens described in Sections 9.02(a), 9.02(c) (provided that there is no default under the documentation governing the Permitted Priority Debt) and 9.02(p)) cash and Permitted Cash Equivalent Investments (which for greater certainty shall not include any undrawn credit lines), in each case, to the extent held in an account over which the Lenders have a perfected security interest as of the date of this certificate:	$

B.	The greater of:	$

(1) $5,000,000; and

(2) to the extent Borrower has incurred Permitted Priority Debt, the minimum cash balance required of Borrower by Borrower’s Permitted Priority Debt creditors

	Was Liquidity at the end of each day during [ ] greater than Line IB?:	Yes: In compliance; No: Not in compliance

II.	Section 10.02(a)-(d): Minimum Revenue—Subsequent Periods

A.	Revenues for the twelve-month period beginning on January 1, 2019 and ending on December 31, 2019	$

	[Is line II.A equal to or greater than $15,000,000?	Yes: In compliance; No: Not in compliance][2]

B.	Revenues for the twelve-month period beginning on January 1, 2020 and ending on December 31, 2020	$

	[Is line II.B equal to or greater than $45,000,000?	Yes: In compliance; No: Not in compliance][3]

C.	Revenues for the twelve-month period beginning on January 1, 2021 and ending on December 31, 2021	$

	[Is line II.C equal to or greater than $80,000,000?	Yes: In compliance; No: Not in compliance][4]

[2]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2019 pursuant to Section 8.01(c) of the Loan Agreement.
[3]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2020 pursuant to Section 8.01(c) of the Loan Agreement.

Exhibit D-4

D.	Revenues for the twelve-month period beginning on January 1, 2022 and ending on December 31, 2022	$

	[Is line II.D equal to or greater than $90,000,000?	Yes: In compliance; No: Not in compliance][5]

Footnote continued from previous page

[4]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2021 pursuant to Section 8.01(c) of the Loan Agreement.
[5]	Include bracketed entry only on the Compliance Certificate to be delivered within 90 days of the end of 2022 pursuant to Section 8.01(c) of the Loan Agreement.

Exhibit D-5

Exhibit E

to Term Loan Agreement

OPINION REQUEST

The opinions of legal counsel to Borrower and each other Obligor should address the following matters (capitalized terms used but not defined herein have the meanings given to them in the Agreement):6

1.	Power and authority (Section 7.01)

2.	Due organization/good standing (Section 7.01)

3.	Due authorization (Section 7.02)

4.	Due execution & delivery (Section 7.02)

5.	Enforceability (Section 7.02)

6.	No consents/conflicts (Section 7.03)

7.	Investment company (Section 7.10(a))

8.	Board regulations T, U & X (Section 7.10(b))

9.	Legal, valid and enforceable security interest (Section 7.18)

10.	Perfection of security interest (UCC and US IP filings, Control Agreements) (Section 7.18)

[6]	The section numbers relate to those sections that are relevant to the particular opinion.

Exhibit E-1

Exhibit F

to Term Loan Agreement

FORM OF LANDLORD CONSENT

THIS LANDLORD CONSENT (the “Agreement”) is made and entered into as of [INSERT DATE] by and among CRG Servicing LLC, as administrative agent and collateral agent for the “Secured Parties” as defined in the Loan Agreement referred to below (in such capacities, “Administrative Agent”), [INSERT NAME OF BORROWER or GUARANTOR], a [Delaware] [corporation] (“Debtor”), and [INSERT NAME OF LANDLORD], a [Delaware] [limited liability company] (“Landlord”).

WHEREAS, Debtor has entered into a Term Loan Agreement, dated as of [INSERT DATE] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among [EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation, as borrower][Debtor], Administrative Agent, the lenders from time to time party thereto and the subsidiary guarantors from time to time party thereto, pursuant to which the Secured Parties have been granted a security interest in all of Debtor’s personal property, including, but not limited to, inventory, equipment and trade fixtures (hereinafter “Personal Property”); and

WHEREAS, Landlord is the owner of the real property located at [                    ] (the “Premises”); and

WHEREAS, Landlord and Debtor have entered into that certain Lease dated [                    ][, as amended by [                    ] dated [                    ]] ([collectively,] the “Lease”); and

WHEREAS, certain of the Personal Property has or may become affixed to or be located on, wholly or in part, the Premises.

NOW, THEREFORE, in consideration of any loans or other financial accommodation extended by the Secured Parties to Debtor at any time, and other good and valuable consideration, the parties agree as follows:

1.    Landlord subordinates to Administrative Agent (for the benefit of the Secured Parties) all security interests or other interests or rights Landlord may now or hereafter have in, or to any of the Personal Property, whether for rent or otherwise, while Debtor is indebted to the Secured Parties.

2.    The Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real estate and shall at all times be considered personal property.

3.    Administrative Agent or its representatives may enter upon the Premises during normal business hours, and upon not less than 24 hours’ advance notice, to inspect the Personal Property.

Exhibit F-1

4.    Upon the occurrence and during the continuance of an Event of Default under the Agreements, Administrative Agent or its representatives, at Administrative Agent’s option, upon written notice delivered to Landlord not less than ten (10) business days in advance, may enter the Premises during normal business hours for the purpose of repossessing, removing or otherwise dealing with said Personal Property; provided that neither Administrative Agent nor Secured Parties shall be permitted to operate the business of Debtor on the Premises or sell, auction or otherwise dispose of any Personal Property at the Premises or advertise any of the foregoing; and such license shall continue, from the date Administrative Agent enters the Premises for as long as Administrative Agent reasonably deems necessary but not to exceed a period of ninety (90) days. During the period Administrative Agent occupies the Premises, it shall pay to Landlord the rent provided under the Lease relating to the Premises, prorated on a per diem basis to be determined on a thirty (30) day month, without incurring any other obligations of Debtor.

5.    Administrative Agent shall pay to Landlord any costs for damage to the Premises or the building in which the Premises is located in removing or otherwise dealing with said Personal Property pursuant to paragraph 4 above, and shall indemnify and hold harmless Landlord from and against (i) all claims, disputes and expenses, including reasonable attorneys’ fees, suffered or incurred by Landlord arising from Administrative Agent’s exercise of any of its rights hereunder, and (ii) any injury to third persons, caused by actions of Administrative Agent pursuant to this consent.

6.    Landlord agrees to give notice to Administrative Agent in writing by certified mail, facsimile or email of Landlord’s intent to exercise its remedies in response to any default by Debtor of any of the provisions of the Lease, to:

CRG Servicing LLC

1000 Main Street, Suite 2500

Houston, TX 77002

Attention: Portfolio Reporting

Fax: 713.209.7351

Email: notices@crglp.com

7.    Landlord shall have no obligation to preserve or protect the Personal Property or take any action in connection therewith, and Administrative Agent waives all claims they may now or hereafter have against Landlord in connection with the Personal Property.

8.    This consent shall terminate and be of no further force or effect upon the earlier of (i) the date on which all indebtedness secured by the Personal Property indefeasibly is paid in full in cash and (ii) the date on which the Lease is terminated or expires.

9.    Nothing contained herein shall be construed to amend the Lease, and the Lease remains unchanged and in full force and effect.

This consent shall be construed and interpreted in accordance with and governed by the laws of the State of [                    ].

Exhibit F-2

This consent may not be changed or terminated orally and is binding upon and shall inure to the benefit of Landlord, Administrative Agent, Secured Parties and Debtor and the heirs, personal representatives, successors and assigns of Landlord, Administrative Agent, Secured Parties and Debtor.

[Signature Page follows]

Exhibit F-3

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

LANDLORD:

[ ]

By
Name:
Title:

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By
Name:
Title:

Address for Notices:

1000 Main Street, Suite 2500
Houston, TX 77002
Attn:	Portfolio Reporting
Tel.:	713.209.7350
Fax:	713.209.7351
Email:	notices@crglp.com

Acknowledged and Agreed:
[INSERT NAME OF BORROWER OR GUARANTOR]

By
Name:
Title:

Exhibit F-4